                                                                     EXHIBIT 2.1
                                                                     -----------



                  -------------------------------------------


                                   AGREEMENT

                                      AND

                                PLAN OF MERGER


                  -------------------------------------------

                                     among

                           SPACETEC IMC CORPORATION,

                         SIMC ACQUISITION CORPORATION

                                      and

                                 LABTEC, INC.


                  -------------------------------------------


                         Dated as of October 21, 1998

                as Amended and Restated as of November 13, 1998


                  -------------------------------------------

                               TABLE OF CONTENTS



                                                                           Page
                                                                           ----

ARTICLE I TERMS AND EFFECT OF MERGER......................................    1

Section  1.1  The Merger; Name of Surviving Corporation...................    1
Section  1.2  Certificate of Incorporation of Surviving Corporation.......    2
Section  1.3  By-laws of Surviving Corporation............................    2
Section  1.4  Directors and Officers of Surviving Corporation
                 and Parent...............................................    2
Section  1.5  Effect of Merger on Capital Stock of
                 Constituent Corporations.................................    3
Section  1.6  Effect of the Merger  Effect of the Merger..................    7
Section  1.7  Certain Merger Consideration................................    7
Section  1.8  Initial Expense Reimbursement...............................    9
Section  1.9  Withholding Rights..........................................   10

ARTICLE II CLOSING; FILING OF ARTICLES OF MERGER..........................   10

Section  2.1  Closing; Filing of Articles of Merger; Effective Time.......   10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF LABTEC......................   10

Section  3.1  Organization, Good Standing, Corporate Power and
                 Authority and Foreign Qualification of Labtec............   11
Section  3.2  Capitalization of Labtec....................................   11
Section  3.3  Issuance of Capital Stock of Labtec; Calls Upon Shares......   11
Section  3.4  Effective Agreement of Labtec...............................   12
Section  3.5  Subsidiaries and Affiliates.................................   12
Section  3.6  Corporate Charters and By-Laws..............................   13
Section  3.7  Financial Statements........................................   13
Section  3.8  Undisclosed Liabilities.....................................   14
Section  3.9  Absence of Changes..........................................   14
Section  3.10 Accuracy of Information.....................................   14
Section  3.11 Brokers and Finders.........................................   14
Section  3.12 Adoption of this Agreement by the Shareholders of Labtec....   15
Section  3.13 Intellectual Property.......................................   15
Section  3.14 Employee Benefit Plans......................................   16
Section  3.15 Labor Matters...............................................   16
Section  3.16 Litigation..................................................   17
Section  3.17 Taxes.......................................................   17
Section  3.18 Ownership of Parent Common Stock............................   17
Section  3.19 Certain Arrangements........................................   17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO.............   18

Section  4.1  Organization, Good Standing, Corporate Power and
                 Authority and Foreign Qualification of Parent and Newco..   18
Section  4.2  Capitalization of Parent....................................   19
Section  4.3  Issuance of Capital Stock of the Spacetec Corporations......   19
Section  4.4  Effective Agreement of Parent and Newco.....................   19
Section  4.5  Subsidiaries and Affiliates.................................   20
Section  4.6  Corporate Charters and By-laws..............................   21
Section  4.7  Financial Statements........................................   21
Section  4.8  Undisclosed Liabilities.....................................   22
Section  4.9  Absence of Changes..........................................   22
Section  4.10 Accuracy of Information.....................................   22
Section  4.11 Brokers and Finders.........................................   22
Section  4.12 Reports and Financial Statements............................   22
Section  4.13 Adoption of this Agreement by the Shareholders of Newco.....   23
Section  4.14 Certain Arrangements Certain Arrangements...................   23
Section  4.15 Fairness Opinion............................................   23
Section  4.16 Intellectual Property.......................................   23
Section  4.17 Employee Benefit Plans......................................   24
Section  4.18 Labor Matters...............................................   25
Section  4.19 Litigation..................................................   25
Section  4.20 Taxes.......................................................   25

ARTICLE V COVENANTS OF LABTEC.............................................   26

Section  5.1  Action Not Permitted........................................   26
Section  5.2  Conduct of Business in Ordinary Course......................   26
Section  5.3  No Change in Corporate Charters or By-laws..................   26
Section  5.4  No Change in Capital Stock..................................   26
Section  5.5  No Dividend or Redemption...................................   26
Section  5.6  No Liquidation, Merger or Acquisition.......................   26
Section  5.7  No Change in Accounting Methods; Tax Items..................   27
Section  5.8  No Sales or Other Dispositions..............................   27
Section  5.9  Prohibition on Certain Commitments..........................   27
Section  5.10 No Defaults.................................................   27
Section  5.11 Preservation of Business....................................   27
Section  5.12 Maintenance of Properties...................................   28
Section  5.13 Access to Labtec and the Subsidiaries.......................   28
Section  5.14 Actions Affecting Representations, Warranties and
                 Covenants................................................   28
Section  5.15 Obtaining of Consents; Satisfaction of Other Conditions.....   28
Section  5.16 Books and Records; Notification of Changes..................   29
Section  5.17 Tax Free Reorganization.....................................   29

ARTICLE VI COVENANTS OF PARENT AND NEWCO..................................   29

Section  6.1  Action Not Permitted........................................   29
Section  6.2  Conduct of Business in Ordinary Course......................   29
Section  6.3  No Change in Corporate Charters or By-laws..................   29
Section  6.4  No Change in Capital Stock..................................   29
Section  6.5  No Dividend or Redemption...................................   30
Section  6.6  No Liquidation, Merger or Acquisition.......................   30
Section  6.7  No Change in Accounting Methods; Tax Items..................   30
Section  6.8  No Sales or Other Dispositions..............................   30
Section  6.9  Prohibition on Certain Commitments..........................   30
Section  6.10 No Defaults.................................................   31
Section  6.11 Preservation of Business....................................   31
Section  6.12 Maintenance of Properties...................................   31
Section  6.13 Access to Spacetec and the Spacetec Subsidiaries............   31
Section  6.14 Actions Affecting Representations, Warranties and
                 Covenants................................................   32
Section  6.15 Obtaining of Consents; Satisfaction of Other Conditions.....   32
Section  6.16 Books and Records; Notification of Changes..................   32
Section  6.17 Compliance with the Securities and Exchange Act.............   32
Section  6.18 Tax Free Reorganization.....................................   32
Section  6.19 Bank Consent and Other Voting Agreements....................   32

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND NEWCO...   33

Section  7.1  Proceedings and Documentation...............................   33
Section  7.2  Accuracy of Representations and Warranties;
                 Compliance with Covenants and Conditions.................   33
Section  7.3  Legal Opinion of Counsel to Labtec..........................   34
Section  7.4  Fulfillment of Legal Requirements...........................   34
Section  7.5  Obtaining of Consents.......................................   34
Section  7.6  Absence of Pending Proceedings..............................   34
Section  7.7  Tax Certificates............................................   34
Section  7.8  No Material Adverse Change..................................   34
Section  7.9  Effectiveness of Registration Statement.....................   35
Section  7.10 Shareholder Approval........................................   35
Section  7.11 Due Diligence...............................................   35
Section  7.12 Charter Amendments..........................................   35
Section  7.13 Parent Restructuring........................................   35

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LABTEC............   35

Section  8.1  Proceedings and Documentation...............................   35
Section  8.2  Accuracy of Representations and Warranties;
                 Compliance with Covenants and Conditions.................   36

Section  8.3  Completion of Required Corporate Action.....................   36
Section  8.4  Legal Opinion of Counsel to Spacetec and Newco..............   36
Section  8.5  Fulfillment of Legal Requirements...........................   36
Section  8.6  Obtaining of Consents.......................................   36
Section  8.7  Absence of Pending Proceedings..............................   37
Section  8.8  Promissory Note.............................................   37
Section  8.9  No Material Adverse Change..................................   37
Section  8.10 Effectiveness of Registration Statement.....................   37
Section  8.11 Listing.....................................................   37
Section  8.12 Due Diligence...............................................   37
Section  8.13 Charter Amendments..........................................   37
Section  8.14 Parent Restructuring........................................   37

ARTICLE IX ADDITIONAL COVENANTS...........................................   38

Section  9.1  Acquisition Proposals.......................................   38
Section  9.2  Proxy Statement/Prospectus; Registration Statement..........   39
Section  9.3  Shareholder Approvals.......................................   41
Section  9.4  Agreement of Parent Shareholders............................   41
Section  9.5  Listing.....................................................   42

ARTICLE X TERMINATION OF AGREEMENT........................................   42

Section 10.1  Termination.................................................   42
Section 10.2  Liability of the Parties....................................   44
Section 10.3  Effect of Termination.......................................   45

ARTICLE XI SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................   45

Section 11.1  Survival of Representatives and Warranties..................   45

ARTICLE XII MISCELLANEOUS.................................................   46

Section 12.1  Notices.....................................................   46
Section 12.2  Assignability and Parties in Interest.......................   47
Section 12.3  Governing Law...............................................   47
Section 12.4  Counterparts................................................   47
Section 12.5  Best Efforts................................................   47
Section 12.6  Publicity...................................................   47
Section 12.7  Complete Agreement..........................................   47
Section 12.8  Modifications, Amendments and Waivers.......................   47
Section 12.9  Headings....................................................   48
Section 12.10 Interpretation..............................................   48
Section 12.11 Knowledge...................................................   48

                                   EXHIBITS
                                   --------


Exhibit A -- Example of Valuation Adjustment and Determination of Contingent
             Shares Amount

Exhibit B -- Form of Certificate of Merger


                                  DEFINITIONS
                                  -----------


     The following terms when used herein have the respective meanings ascribed thereto in the following Sections:



Term                                    Section
----                                    -------

Acquisition Proposals                    9.1
Affiliates                               9.1
Agreement                               Preamble
Applicable Fraction                      1.5(b)
Assumed License Terms                    1.7(b)
Balance Sheet Date                       3.7
Bank                                     8.12
Bank Consent                             8.12
Business                                 1.7(b)
Certificate of Merger                    2.1
Charter Amendments                       9.3(b)
Closing                                  2.1
Code                                     Preamble
Collection Agent                         1.7(a)
Confidentiality Agreement                5.13
Contingent Shares                        1.7(b)
Contingent Valuation Adjustment          1.7(b)
Disclosure Statement                     3.1
DGCL                                     1.1
Effective Time                           2.1
Equity Adjustment                        1.7(b)
ERISA                                    3.14
ERISA Affiliate                          3.14
Exchange Agent                           1.5(f)
Expenses                                10.2(a)
GAAP                                     3.7
incentive stock options                  1.5(h)
Initial Expense Reimbursement            1.8
IRS                                      3.14
knowledge                               12.11
Labtec                                  Preamble
Labtec Corporation                       3.5
Labtec Directors                         1.7(b)
Labtec Disclosure                        3.8
Labtec Employee Plans                    3.14
Labtec Financial Statements              3.7
Labtec Investment Bank                   1.7(b)
Labtec IP Rights                         3.13
Labtec Option Plan                       1.5(h)
Labtec Stock                             1.5(b)
Labtec Stock Option                      1.5(h)
Labtec Subsidiary                        3.5
Limitation Amount                        1.7(b)
Material Adverse Change                  3.9
Material Adverse Effect                  3.1
Merger                                  Preamble
Merger Consideration                     1.5(b)
Newco                                   Preamble
New Spacetec Option                      1.5(i)
Note Payments                            1.7(a)
Other Parent Shareholders                6.19
Outside Date                             1.7(b)
Outstanding Options                      1.5(i)
Parent                                  Preamble
Parent Additional Termination Fee       10.2(b)
Parent Initial Termination Fee          10.2(b)
Parent Proposals                         9.2(a)
Parent Restructuring                     7.13
% Factor per Dollar                      1.7(b)
Person                                   5.6
Principal Parent Shareholders            9.4
Prior Day Market Price                   1.5(i)
Promissory Note                          1.7(a)
Proxy Statement                          9.2(a)
Registration Statement                   9.2(a)
Reverse Stock Split                      9.3(b)
Rhetford                                 8.12
Sale                                     1.7(b)
SEC                                      9.3(a)

SEC Reports                              4.12
Securities Act                           3.3
Shareholder Meeting                      9.3(b)
Spacetec Corporation                     4.5
Spacetec Directors                       1.7(b)
Spacetec Disclosure                      4.8
Spacetec Employee Plans                  4.16
Spacetec Investment Bank                 1.7(b)
Spacetec IP Rights                       4.16
Spacetec Financial Statements            4.7
Spacetec Plans                           9.3(b)
Spacetec Stock                           1.5(a)
Spacetec Subsidiary                      4.5
Superior Proposal                        9.1(b)
Surviving Corporation                    1.1
tax                                      3.17
Terminating Labtec Breach               10.1(d)
Terminating Parent Breach               10.1(e)
Valuation                                1.7(b)
Valuation Date                           1.7(b)
Valuation Guarantee                      1.7(b)
Voting Agreement                         9.4
WARN Act                                 3.15

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of October 21, 1998 as amended and restated by the parties as of November 13, 1998
(this "Agreement"), among LABTEC INC., a Delaware corporation ("Labtec")
       ---------                                                ------
and SIMC ACQUISITION CORPORATION, a Delaware corporation ("Newco"), as the
                                                           -----
"constituent corporations" to the merger contemplated by this Agreement (the "Merger"), and SPACETEC IMC CORPORATION, a Massachusetts corporation ("Parent"),
 ------                                                                ------
as a party hereto but not as a constituent corporation.


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, the laws of State of Delaware permit the merger of Newco with and into Labtec; and

     WHEREAS, the respective Boards of Directors of Labtec, Newco (all of the outstanding capital stock of which is owned by Parent) and Parent deem it desirable and in the best interests of their respective corporations and shareholders for Newco to merge with and into Labtec, and have approved this Agreement for that purpose; and

     WHEREAS, this Agreement and the Merger have been approved by the shareholders of Labtec and by Parent, as the sole shareholder of Newco, and will be submitted to the shareholders of Parent for approval; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                                                ----

     NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties contained in this Agreement, and in order to prescribe the terms and conditions of the Merger and the procedures to effectuate the Merger, the parties hereto agree as follows:


                                   ARTICLE I

                          TERMS AND EFFECT OF MERGER
                          --------------------------

     Section 1.1  The Merger; Name of Surviving Corporation.  Labtec and Newco
                  -----------------------------------------
are the constituent corporations as contemplated by the Delaware General Corporation Law (the "DGCL"). At the Effective Time and pursuant to the DGCL,
                      ----
(a) Newco shall be merged with and into Labtec and the separate existence of Newco, except to the extent continued by law, shall cease, and (b) Labtec shall be the "surviving corporation" and shall continue its corporate existence under the DGCL under the name "Labtec Corporation" (the "Surviving Corporation").
                                                   ---------------------

     Section 1.2  Certificate of Incorporation of Surviving Corporation.  The
                  -----------------------------------------------------
certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of Labtec in effect at the Effective Time, except that Paragraph 1 of the certificate of incorporation of Labtec shall, at the Effective Time, be amended to read as follows: "The name of the corporation (the "Corporation") is "Labtec Corporation."." Except for such amendment, the
      -----------
certificate of incorporation of Labtec in effect at the Effective Time shall remain unchanged and unaffected by the Merger until further amended as provided by law.

     Section 1.3  By-laws of Surviving Corporation. The by-laws of the
                  --------------------------------
Surviving Corporation shall be the by-laws of Labtec in effect at the Effective Time, which shall remain unchanged and unaffected by the Merger until amended as provided by law.

     Section 1.4  Directors and Officers of Surviving Corporation and Parent.
                  ----------------------------------------------------------

     (a)  Directors and Officers of Surviving Corporation.  From and after
          -----------------------------------------------
the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those individuals designated by Labtec prior to the date that the definitive Proxy Statement is mailed to Parent's shareholders, each of whom shall serve as directors of the Surviving Corporation until the first annual meeting of shareholders of the Surviving Corporation and until their respective successors shall be duly elected and qualify or until their tenure shall be otherwise terminated in accordance with the by-laws of the Surviving Corporation. From and after the Effective Time, the persons designated by Labtec prior to the date that the definitive Proxy Statements is mailed to Parent's shareholders shall serve, at the pleasure of the Board of Directors of the Surviving Corporation, in the respective offices of the Surviving Corporation designated by the Board of Directors of Labtec at that time.

     (b) Directors and Officers of Parent.  From and after the Effective Time,
         --------------------------------
the Board of Directors of Parent shall consist of twelve (12) directors, (a) four (4) of whom shall be designated by the Board of Directors of Parent, one
(1) of whom shall be so designated to each of Classes I and III, and two (2) of whom shall be so designated to Class II, pursuant to Parent's Articles of Organization, prior to the date that definitive Proxy Statement is mailed to Parent's shareholders and (b) eight (8) of whom shall be designated by the Board of Directors of Labtec, three (3) of whom shall be so designated to each of Classes I and III, and two (2) of whom shall be so designated to Class II, pursuant to Parent's Articles of Organization, prior to the date that the definitive Proxy Statement is mailed to Parent's shareholders, and each of whom shall serve as directors of the Surviving Corporation until the first annual meeting of shareholders of Parent and until their respective successors shall be duly elected and qualify or until their tenure shall be otherwise terminated in accordance with the by-laws of Parent. From and after the Effective Time, the persons designated by the Board of Directors of Labtec prior to the date that the definitive Proxy Statement is mailed to Parent's shareholders shall serve, at the pleasure of the Board of Directors of Parent, in the respective offices of Parent designated by the Board of Directors of Labtec at that time. The Class I directors shall serve a one-year term or until their successors are duly elected and qualified, the Class II directors shall serve a two-year term or until their successors are duly elected and qualified, and the Class III directors shall serve a three-year term or until their successors are duly elected and qualified.

     Section 1.5  Effect of Merger on Capital Stock of Constituent Corporations.
                  -------------------------------------------------------------

     (a) All shares of common stock, par value $.01 per share, of Parent ("Spacetec Stock"), which are issued and outstanding immediately prior to the
  --------------
Effective Time shall be unchanged and unaffected by the Merger and shall represent approximately 33.06% of the outstanding Spacetec Stock, as measured immediately following the Effective Time.

     (b) Each share of common stock, par value $.01 per share, of Labtec ("Labtec Stock"), which is issued and outstanding (i) immediately prior to the
  ------------
Effective Time (other than shares to be canceled in accordance with Section 1.5(d) hereof) shall, by virtue of the Merger, be converted into and represent solely the right to receive .55430739 shares of Spacetec Stock (before giving effect to the Reverse Stock Split), which in the aggregate shall represent approximately 66.94% of the outstanding Spacetec Stock, as measured immediately following the Effective Time, (ii) the Applicable Fraction of the Note Payments (as defined in, and determined in accordance with, Section 1.7 hereof), and (iii) the Applicable Fraction of the Contingent Shares (as defined in, and determined in accordance with, Section 1.7 hereof; the consideration described in clauses (i) (ii) and (iii) of this Section 1.5(b) are hereinafter collectively referred to as the "Merger Consideration"). Each holder of record
                                 --------------------
of Labtec Stock shall, subject to the provisions hereof, have the right to receive the Merger Consideration for each of his or her shares of Labtec Stock. For purposes of this Agreement, "Applicable Fraction" means a fraction, (A) the numerator of which is 1 and (B) the denominator of which is the number of shares of Labtec Stock outstanding immediately prior to the Effective Time.

     (c) At the Effective Time, all Labtec Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such Labtec Stock shall thereafter, subject to the provisions hereof, represent solely the right to receive the Merger Consideration. Certificates representing Labtec Stock shall be exchanged for certificates representing whole shares of Spacetec Stock issued in consideration therefor upon the surrender of such certificate in accordance with the provisions hereof.

     (d) Each share of Labtec Stock held in its treasury immediately prior to the Effective Time shall be canceled and cease to exist, and no Spacetec Stock shall be issued in exchange therefor.

     (e) Each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of common stock of the Surviving Corporation.

     (f) Prior to the Effective Time, Parent shall appoint American Stock Transfer & Trust Company to act as exchange agent hereunder (the "Exchange
                                                                  --------
Agent").  No later than the Effective Time, Parent shall make available, and
-----
each holder of Labtec Stock shall be entitled to receive (whether from the Exchange Agent or the Collection Agent, as the case may be), upon surrender to the Exchange Agent of one or more certificates representing Labtec Stock for cancellation, (i) certificates representing the number of shares of Spacetec Stock into which such shares of Labtec Stock are converted in the Merger, (ii) the Applicable Fraction of the Note Payments, when paid, and (iii) the Applicable Fraction of the Contingent Shares, if any, when issued. The shares of Spacetec Stock into which the shares of Labtec Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. After the Effective Time, there shall be no further registration, on the records of Labtec, of transfers of shares of Labtec Stock.

     (g) If any delivery of shares of Spacetec Stock on account of any shares of Labtec Stock is to be made in a name other than that in which the certificate surrendered by the shareholder entitled thereto is registered on the stock transfer books of Labtec at the Effective Time, it shall be a condition to such delivery that the certificate so surrendered shall be properly endorsed in blank, or otherwise in proper form for transfer, and that the holder thereof pay to the Exchange Agent any transfer or other tax required by reason of the delivery to a person other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. No party hereto shall be liable to any holder of shares of Labtec Stock for any amount paid to a public official pursuant to any abandoned property, escheat or similar law.

     Notwithstanding any purported sale, transfer or other disposition by any Labtec shareholder of any shares of Labtec Stock after the Effective Time, any delivery of shares of Spacetec Stock to be made to such shareholder pursuant to this Agreement shall be made with respect to such shares of Labtec Stock as if such sale, transfer or other disposition had not occurred and none of the parties hereto nor the Exchange Agent shall recognize such sale, transfer or other disposition.

     (h) At the Effective Time of the Merger, each outstanding option to purchase Labtec Stock (a "Labtec Stock Option") issued pursuant to the Labtec's
                          -------------------
1997 Employee Stock Option Plan (the "Labtec Option Plan"), whether vested or
                                      ------------------
unvested, shall be deemed to
constitute an option to acquire, on the same terms and conditions as were applicable under such Labtec Stock Option (including, without limitation, any vesting schedules), the same number of shares of Parent Stock as the holder of such Labtec Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (i) the aggregate exercise price for the shares of Labtec Stock otherwise purchasable pursuant to such Labtec Stock Option divided by (ii) the number of full shares of Parent Stock deemed purchasable pursuant to such Labtec Stock Option; provided, however, that in
                                                  --------  -------
(y) the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options"), the
                                                  -----------------------
option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code, and (z) the number of shares of Spacetec Stock that may be purchased upon exercise of any such Labtec Stock Option shall not include any fractional share and, upon exercise of each Labtec Stock Option a cash payment shall be made for any fractional share based upon the average closing price of a share of Spacetec Stock during the ten (10) trading days immediately preceding the date of exercise. From and after the Effective Time, Parent shall assume the Labtec Option Plan and comply with the terms thereof with respect to each outstanding Labtec Stock Option.

     (i) No certificates or script representing fractional shares of Spacetec Stock shall be issued upon surrender for exchange of certificates representing shares of Labtec

Stock pursuant to this Section 1.5. In lieu of such fractional securities, each holder of Labtec Stock who would otherwise have been entitled to a fraction of a share of Spacetec Stock upon surrender of certificates representing Labtec Stock shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the average closing price for Spacetec Stock on the Nasdaq Stock Market's National Market for the five (5) trading days immediately prior to the Effective Time.

     (j) Notwithstanding anything to the contrary contained in this Section 1.5, neither Spacetec nor Labtec shall be liable to any holder of Labtec Stock or Spacetec Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (k) In the event any certificates representing shares of Labtec Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Spacetec Stock as may be required pursuant to this Section 1.5; provided, however, that Spacetec
                                              --------  -------
may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Spacetec or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     (l) After the Effective Time of the Merger, the agreements evidencing the grants of then outstanding Labtec Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 1.5(l) after giving effect to the Merger and the provisions set forth above).
If necessary, Parent shall comply with the terms of the Labtec Option Plan and ensure, to the extent required by, and subject to the provisions of, the Labtec Option Plan, that Labtec Stock Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

     Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Stock for delivery upon exercise of Labtec Stock Options. As soon as practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Parent shall administer the
              ------------
Labtec Option Plan
in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Labtec Option Plan complied with such rule prior to the Merger.

     (m) At the Effective Time, each outstanding option to purchase Spacetec Stock, whether vested or unvested, then outstanding shall be unchanged and unaffected by the Merger, except as provided in the Spacetec stock option plan pursuant to which such option was granted.

     Section 1.6  Effect of the Merger  Effect of the Merger. At the
                  ------------------------------------------
Effective Time, the constituent corporations shall become a single corporation and Labtec shall continue to exist as the Surviving Corporation and shall thereupon and thereafter, pursuant to the DGCL, have all the rights, privileges, immunities, powers and franchises, and be subject to all the duties, liabilities, obligations and penalties, of each of the constituent corporations, and all property, real, personal and mixed, and all debts due on whatever account and all other chooses in action, and all and every other interest of, or belonging to or due to each of the constituent corporations shall be vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall be subject to all the liabilities, obligations and penalties of the respective constituent corporations, not pursuant to contract but by operation of law, all in the manner and to the full extent provided by the DGCL. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and do such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

     Section 1.7  Certain Merger Consideration.
                  ----------------------------

     (a)  Promissory Note and Note Payments.  At the Closing, Parent shall
          ---------------------------------
issue and deliver to a person designated by Labtec prior to the Effective Time, as collection agent (the "Collection Agent"), Parent's promissory note in the
                          ----------------
principal amount of $1,065,000 (the "Promissory Note").  The Promissory Note
                                     ---------------
shall (i) be payable to the Collection Agent, as collection agent, for the benefit of each holder of shares of Labtec Stock that are outstanding immediately prior to the Effective Time, (ii) be unsecured, (iii) be subordinated to all institutional indebtedness of Parent, (iv) bear interest at a rate of 10% per annum, (v) mature on the sixth anniversary of the date of the Closing, (vi) provide for the payment of the principal amount thereof in a lump-sum on the maturity date, (vii) provide for the payment of interest on a quarterly basis, (viii) be prepayable at any time, at Parent's option, in whole or in part, without premium or penalty, and (ix) provide that the Collection Agent shall be responsible for distributing to each holder of shares of Labtec Stock that are outstanding immediately prior to the Effective Time such holder's Applicable Fraction of any payments received from Parent pursuant to the Promissory Note (the "Note Payments").
                      ---- --------

     (b)  Valuation and Contingent Shares.  Following the Effective Time, the
          -------------------------------
Board of Directors of Parent shall consider the value of Parent's CAD/CAM business (the "Business"). Notwithstanding the procedures set forth below, the
               --------
Board of Directors of Parent shall have the right to, at any time, establish a value of the Business (the "Valuation"), for purposes of the matters set forth
                            ---------
below or determine not to sell the Business. In the event that, on or prior to February 28, 1999, the eight (8) members of Parent's Board of Directors originally designated by Labtec (the "Labtec Directors") determine not to
                                      ----------------
proceed with such a Valuation or sale of the Business, no adjustment shall be made to the equity of Parent originally issued at the Effective Time to the holders of Labtec Stock as provided below in this Section 1.7(b)
(the "Equity Adjustment"). In the event that, on or prior to February 28, 1999,
      -----------------
the Labtec Directors determine to proceed with a Valuation and are unable to agree with the Spacetec Directors as to the amount of the Valuation by that date, the four (4) members of Parent's Board of Directors originally designated by Parent (the "Spacetec Directors") shall, within ten (10) business days,
                ------------------
select and retain on behalf of Parent an investment banking firm
(the "Spacetec Investment Bank") to conduct a Valuation.
      ------------------------

     The Spacetec Investment Bank shall then conduct and complete such Valuation within 30 days of their retention. In the event that the Labtec Directors accept the Valuation determined by the Spacetec Investment Bank, such Valuation shall be the basis of the Equity Adjustment, if any. In the event that the Labtec Directors do not accept such Valuation, the Labtec Directors and the Spacetec Directors shall negotiate in good faith as to the appropriate amount of such Valuation. In the event that the parties are able to agree as to the appropriate amount of such Valuation within ten (10) business days, then such agreed Valuation shall be the basis of the Equity Adjustment, if any. In the event that the parties are unable to agree as to such Valuation within such ten (10) business days, the Labtec Directors shall, within such ten (10) business days, determine whether Parent shall proceed to sell the Business. In the event that the Labtec Directors elect, within such 10-day period, not to sell the Business, then no Equity Adjustment shall be made.

     In the event that the Labtec Directors elect to sell the Business (a "Sale"), the Spacetec Investment Bank shall be engaged, by no later than
 ----
June 30, 1999, to conduct the Sale. In the event that Parent consummates a Sale on or before December 31, 1999 (the "Outside Date"), such Sale shall be the
                                     ------------
basis of the Equity Adjustment, if any.

     In the event that the Business is not sold by the Outside Date, the Labtec Directors shall, within ten (10) business days following the Outside Date, select and retain on behalf of Parent an investment banking firm ("Labtec Investment Bank") to conduct a Valuation. The Labtec Investment Bank shall
                                              ----------------------
determine such Valuation within 30 days of their retention, which Valuation shall be the basis of the Equity Adjustment, if any.

     The retention of the Spacetec Investment Bank and the Labtec
Investment Bank shall be by Parent on behalf of all of its stockholders and all Valuations conducted by such investment banks shall be performed on a basis that is fair and unbiased to all of the stockholders of Parent.

     Any Valuation of the Business, other than as determined hereunder through the actual sale of the Business, shall consist of the expected net sale proceeds to be received in connection with an arms'-length sale of the Business, after deduction of all anticipated reasonable transaction expenses. The value of any actual sale of the Business shall consist of the net sale proceeds received in connection with such sale, after deduction of all transaction expenses incurred. In addition, any consolidated net income or net loss of Parent, excluding the Labtec Corporations (determined in accordance with GAAP), after taxes at an estimated 38% combined rate, but excluding any interest expense, from October 1, 1998 through the date of consummation of the sale of the Business or the final Valuation determination (the "Valuation Date"), shall be added to or subtracted
                              --------------
from the value (as more fully described below). The Valuation or value of any actual sale shall also be based upon, and shall assume the existence of, a 10-year license agreement that provides for the payment to Parent of an 8% royalty based upon net sales generated by the Business (the "Assumed License Terms"). Accordingly, in the event that a Sale either does not include any license or includes a license upon terms, taken as a whole, having less value to Parent than the Assumed License Terms, the value of the actual sale shall be reduced by the amount by which the value of the actual license, if any, is less than the value of the Assumed License Terms. In the event that a Sale includes a license upon terms, taken as a whole, having greater value to Parent than the Assumed License Terms, the value of the actual sale shall be increased by the amount by which the value of the actual license is greater than the value of the Assumed License Terms. Similarly, any Valuation shall represent the amount that a third party purchaser would be willing to pay for the Business, assuming that such purchaser had also entered into a license with Parent upon the Assumed License Terms.

     If the Valuation or the value of the actual sale, plus the consolidated net
                                                       ----
income or minus the consolidated net loss of Parent, excluding the Labtec
          -----
Corporations (determined in accordance with GAAP), for the period October 1, 1998 through the Valuation Date, is less than $6,000,000 (the "Valuation
                                    ----
Guarantee"), then Parent shall issue additional shares (the "Contingent Shares")
                                                             -----------------
to each holder of shares of Labtec Stock that are outstanding immediately prior to the Effective Time (in addition to the shares of Spacetec Stock to be issued at the Effective Time) sufficient to compensate such holders for such shortfall (the "Contingent Valuation Adjustment"). For every dollar that the Contingent
      -------------------------------
Valuation Adjustment is less than $6,000,000, a "% Factor Per Dollar" of
                                                 -------------------
 .000002755% (16.53% $6,000,000) shall be applied to determine the incremental percentage of ownership of Spacetec Stock that such holders shall be entitled to receive; provided, however, that the maximum number of contingent shares that
         --------  -------
may be issued shall be an amount (the "Limitation Amount") which, when added to
                                       -----------------
the number of shares of Spacetec Stock held by all holders of shares of Labtec Stock immediately prior to the Effective Time would equal 79% of the total outstanding shares of Spacetec Stock immediately following the Effective Time (excluding any shares of Spacetec Stock or Labtec Stock issued between October 21, 1998 and the Effective Time pursuant to the exercise of stock options. Exhibit A hereto sets forth an example of the determination of the number of
---------
Contingent Shares to be issued in the event of a $500,000 Contingent Valuation Adjustment. For purposes of this Agreement, all references to the "Contingent
                                                                   ----------
Shares" shall refer to shares of the Delaware corporation referred to in Section
------
7.12 hereof.

     Section 1.8 Initial Expense Reimbursement. In order to reimburse Labtec for
                 -----------------------------
certain expenses incurred by Labtec prior to October 21, 1998 in connection with the Merger and the transactions contemplated hereunder, Parent has contemporaneously herewith paid to Labtec, in cash, the sum of $250,000 (the "Initial Expense Reimbursement").
 -----------------------------

     Section 1.9  Withholding Rights. Parent, Labtec and Newco shall be
                  ------------------
entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Labtec shareholder such amounts as Parent, Labtec or Newco determine they are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent, Labtec and Newco are hereby authorized to sell or otherwise dispose of, at fair market value, such portion of such consideration as is necessary to provide sufficient funds to Parent, Labtec or Newco, as the case may be, in order to enable it to comply with such deduction or withholding requirements.


                                  ARTICLE II

                     CLOSING; FILING OF ARTICLES OF MERGER
                     -------------------------------------

     Section 2.1  Closing; Filing of Articles of Merger; Effective Time. If the
                  -----------------------------------------------------
conditions to closing set forth in Articles VII and VIII shall have been satisfied or properly waived, a closing (the "Closing") shall take place
                                              -------
promptly thereafter at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, at a time and on a date mutually convenient to the partes to this Agreement, which shall in no event be later than the fifth business day following the satisfaction or waiver of the last of such conditions to closing. At the Closing, the parties shall exchange the certificates, opinions and other documents set forth in Articles VII and VIII hereof, and the respective Presidents or Vice Presidents and Secretaries or Assistant Secretaries of the constituent corporations to the Merger shall execute and verify a Certificate of Merger in the form attached hereto as Exhibit B (the "Certificate of Merger"), and the appropriate officers of such
---------       ---------------------
constituent corporations shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, and the Merger shall become effective upon acceptance of such filing by the Secretary of State. The date and time when the Merger shall so become effective is referred to herein as the "Effective Time."
 --------------


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF LABTEC
                   ----------------------------------------

     Labtec hereby represents and warrants to Parent as follows:

     Section 3.1  Organization, Good Standing, Corporate Power and
                  ------------------------------------------------
Authority and Foreign Qualification of Labtec. Labtec is a corporation duly
---------------------------------------------

organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to perform the obligations required of it under this Agreement. Labtec has full power and authority, and holds all licenses, franchises, permits and authorizations, necessary for the lawful conduct of its business and to own, lease and operate the assets, properties and business owned or leased and operated by it. Labtec is duly qualified to transact business, and is in good standing as a foreign corporation authorized to transact business, in the jurisdictions set forth in Section 3.1 of the Disclosure Statement hereto among Parent, Newco and Labtec (the "Disclosure Statement"); such jurisdictions
                               --------------------
constitute the only jurisdictions in which the failure of Labtec to be so qualified and in good standing would have a material adverse effect on the business, assets, financial condition or results of operations (a "Material
                                                                   --------
Adverse Effect") of the Labtec Corporations, taken as a whole. Neither the
--------------
ownership nor the use of the properties of the Labtec Corporations, nor the conduct of any of their respective businesses, violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any of their respective charters or by-laws as currently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement or understanding, to which any Labtec Corporation is a party or by which any Labtec Corporation or any of their respective properties, assets or businesses may be bound.

     Section 3.2  Capitalization of Labtec. Set forth in Section 3.2 of the
                  ------------------------
Disclosure Statement is the authorized, issued and outstanding and, if applicable, treasury capital stock of Labtec.

     Section 3.3  Issuance of Capital Stock of Labtec; Calls Upon Shares. All
                  ------------------------------------------------------
of the shares of Labtec Stock issued and outstanding as of October 21, 1998 are now, and at the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable, and none will have been issued or sold in violation of any applicable securities laws. The record ownership of all of the issued and outstanding Labtec Stock as at October 21, 1998 is as set forth in Section 3.3 of the Disclosure Statement. Except as specifically set forth in Section 3.3 of the Disclosure Statement, there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating Labtec, contingently or otherwise, to issue, redeem or re-acquire shares of its capital stock or to register shares of its capital stock under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law,
                       --------------
and none of the holders of the capital stock of any of the Labtec Corporations have any pre-emptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of Labtec pursuant to which the holders have the right to vote (or convertible into, or redeemable for, securities having the right to vote) on any matters on which stockholders of Labtec may vote. Except as set forth in Section 3.3 of the Disclosure Statement, to Labtec's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of Labtec (whether or not Labtec is a party thereto).

     Section 3.4  Effective Agreement of Labtec. The execution and delivery by
                  -----------------------------
Labtec of this Agreement and the consummation by Labtec of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action of Labtec, and this Agreement, and any other agreements or instruments executed and delivered by Labtec pursuant to this Agreement, when executed and delivered by Labtec, will constitute legal, valid and binding obligations of Labtec enforceable against it in accordance with their respective terms. Except as specifically set forth in Section 3.4 of the Disclosure Statement, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, including the Merger, and compliance by the Labtec Corporations with any of the provisions hereof, will
(a) violate any provision of the corporate charter or by-laws of any Labtec Corporation, (b) with or without the giving of notice and/or the passage of time, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the creation of any lien, encumbrance or charge upon any of the assets or property of any Labtec Corporation pursuant to, any contract, agreement, lease or commitment to which any Labtec Corporation is a party, or by which any Labtec Corporation or any of their respective assets or properties may be bound, or (c) violate any judgment, decree, order, statute, rule or governmental regulation applicable to any Labtec Corporation or any of their respective assets, properties or businesses, except, with respect to clauses (b) and (c) of this sentence, in each case for violations, conflicts, breaches, terminations, defaults, liens, encumbrances or charges that, individually or in the aggregate, would not have a Material Adverse Effect on the Labtec Corporations, taken as a whole.

     Section 3.5  Subsidiaries and Affiliates. Except as specifically set forth
                  ---------------------------
in Section 3.5 of the Disclosure Statement, Labtec does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any corporation, partnership, firm, association or business organization, entity or enterprise and does not control (directly or indirectly) the management or policies of any corporation, partnership, firm, association or business organization, entity or enterprise.
Section 3.5 of the Disclosure Statement sets forth the name of each of the subsidiaries of Labtec (individually referred to herein as a "Labtec Subsidiary"
                                                              -----------------
and all of which are collectively referred to herein as the "Labtec
                                                             ------
Subsidiaries"), its jurisdiction of incorporation, the jurisdiction or
------------
jurisdictions in which it is qualified to transact business as a foreign corporation, the number of authorized, issued and outstanding shares of each class of its securities, the number of its securities of each class owned by Labtec and the number owned by any other person (identifying such other person). Each Labtec Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority, and holds all licenses, franchises, permits and authorizations, necessary for the lawful conduct of its business and to own, lease and operate the assets, properties and business owned or leased and operated by it and is duly qualified to transact business and is in good standing as a foreign corporation authorized to transact business in the jurisdictions set forth in Section 3.5 of the Disclosure Statement, which are the only jurisdictions in which the failure of such subsidiary to be so qualified and in good standing would have a Material Adverse Effect on the Labtec Corporations, taken as a whole. All of the issued shares of capital stock of each Labtec Subsidiary are now, and at the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable and are owned, of record and beneficially, by Labtec (except as indicated in Section 3.5 of the Disclosure Statement) free and clear of all liens, claims, charges and encumbrances, and there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating Labtec or any Labtec Subsidiary, contingently or otherwise, to issue, redeem or re-acquire any shares of capital stock of any Labtec Subsidiary. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of any Labtec Subsidiary pursuant to which the holders have the right to vote (or convertible into, or redeemable for, securities having the right to vote) on any matters on which stockholders of any Labtec Subsidiary may vote. Except as set forth in
Section 3.5 of the Disclosure Statement, to Labtec's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of any Labtec Subsidiary (whether or not the Labtec Subsidiary is a party thereto). Labtec and the Labtec Subsidiaries are sometimes referred to herein collectively as the "Labtec Corporations" or individually as a "Labtec
                     -------------------                        ------
Corporation".
-----------

     Section 3.6  Corporate Charters and By-Laws. Labtec has delivered to
                  ------------------------------
Parent and Newco true and complete copies of the respective corporate charters of each of the Labtec Corporations, as in effect on October 21, 1998, certified in each case as of a recent date by the appropriate governmental official of its jurisdiction of incorporation, and a true and complete copy of the respective by-laws of each of the Labtec Corporations, as in effect on October 21, 1998, certified by their respective Secretaries or Assistant Secretaries.

          Section 3.7 Financial Statements. Labtec has delivered to Parent and
                      --------------------
Newco (a) audited consolidated balance sheets of Labtec and the Labtec Subsidiaries as at March 31, 1997 and March 31, 1998, and the related audited consolidated statements of operations, changes in shareholders equity (deficit) and cash flows for the periods ended on each of such dates, including the respective notes thereto, all of which are accompanied by the related opinions of PricewaterhouseCoopers LLP, independent certified public accountants, and (b) unaudited consolidated balance sheets of Labtec and the Labtec Subsidiaries as at June 30, 1998 (the "Balance Sheet Date") and the related unaudited
                       ------------------
consolidated statements of operations, changes in shareholders equity (deficit) and cash flows for the quarterly period ended on the Balance Sheet Date, including the respective notes thereto (the financial statements described in clauses

(a) and (b) above are hereinafter collectively called the "Labtec Financial
                                                           ----------------
Statements"). Such financial statements, together with the notes thereto,
----------
reflect the respective books and records of Labtec and the Labtec Subsidiaries, have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered by such
  ----
statements and fairly present, in the case of the balance sheets, the consolidated financial condition of Labtec and the Labtec Subsidiaries as of the respective dates indicated, and in the case of the consolidated statements of operations, changes in shareholders equity (deficit) and cash flows of Labtec and the Labtec Subsidiaries for the respective periods indicated.


          Section 3.8 Undisclosed Liabilities . Except as set forth on the
                      -----------------------
Labtec Financial Statements, in Section 3.8 of the Disclosure Statement or in the sections of the Registration Statement, which specifically relate to the businesses of the Labtec Corporations (collectively, the "Labtec Disclosure"),
                                                          -----------------
none of the Labtec Corporations had, at such date, any indebtedness, obligations or liabilities of any nature, whether accrued, absolute, contingent or other, whether due or to become due, which, individually or in the aggregate, are material and not shown or adequately provided for thereon, including, without limitation, liabilities or obligations on account of taxes, other governmental charges, duties, penalties, interest or fines.


        Section 3.9 Absence of Changes. Except as specifically set forth in
                    ------------------
Section 3.9 of the Disclosure Statement, the Labtec Corporations have, since the Balance Sheet Date conducted their respective businesses only in the ordinary course and, except as set forth in the Labtec Disclosure, there has not been any material adverse change in the business, assets, financial condition or results of operations (a "Material Adverse Change") of the Labtec
                                       -----------------------
Corporations, taken as a whole.



          Section 3.10 Accuracy of Information. The information included in the
                       -----------------------
Labtec Disclosure or any other information to be provided by Labtec to Parent and Newco for use in any press release or filing to be made with any governmental body in connection with the Merger will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. The information concerning the Labtec Corporations set forth in this Agreement, the Disclosure Statement, the copies of documents prepared by Labtec and referred to herein and delivered by Labtec to Parent and Newco pursuant hereto, in each case, are true and complete, and such documents and any other documents furnished by Labtec to Parent and Newco, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading.



          Section 3.11 Brokers and Finders. No Labtec Corporation nor any of
                       -------------------
their respective officers, directors or employees has employed any broker, agent or finder other than

The Valuefinder Group, Inc., or incurred any liability for any brokerage fees, agents' commissions or finders' fees, in connection with the transactions contemplated hereby, except for such fees and commissions paid or payable to The Valuefinder Group, Inc.


          Section 3.12 Adoption of this Agreement by the Shareholders of Labtec.
                       ---------------------------------------------------------
This Agreement has been adopted by the shareholders of Labtec pursuant to written consent, as permitted by, and in accordance with, the DGCL.


          Section 3.13  Intellectual Property.
                        ---------------------

          (a) The Labtec Corporations own, or have the right to use, sell or license all intellectual property utilized in their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Labtec IP Rights"), except for such
                                        ----------------
failures to own or have the right to use, sell or license that, individually or in the aggregate, would not have a Material Adverse Effect on the Labtec Corporations, taken as a whole.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any agreement governing any Labtec IP Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Labtec IP Rights or impair the right of the Labtec Corporations or the Surviving Corporation to use, sell or license any Labtec IP Rights or portions thereof, except for the occurrence of any such breaches, forfeitures, terminations or impairments that, individually or in the aggregate, would not have a Material Adverse Effect on the Labtec Corporations, taken as a whole.

          (c) (i) Except as set forth in Section 3.13 of the Disclosure Statement, neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed, sold or under development by the Labtec Corporations violates any license or agreement between the Labtec Corporations and any third party or, to the knowledge of Labtec, infringes or misappropriates any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Labtec, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Labtec IP Rights, nor has any Labtec Corporation received any written notice asserting that any Labtec IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that, individually or in the aggregate, would not have a Material Adverse Effect on the Labtec Corporations, taken as a whole.

          (d) Labtec has taken reasonable and practicable steps consistent with industry norms designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Labtec IP rights.


          Section 3.14  Employee Benefit Plans.
                        ----------------------

          (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by Labtec or any
                      -----
trade or business (an "ERISA Affiliate") which is under common control with
                       ---------------
Labtec within the meaning of Section 414 of the Code (the "Labtec Employee
                                                           ---------------
Plans"), Labtec has made available to Spacetec a true and complete copy of, to the extent applicable, (i) such Labtec Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such Labtec Employee Plan, (iv) the most recent summary plan description for each Labtec Employee Plan for which such description is required, (v) the most recent actuarial report relating to any Labtec Employee Plan subject to Title IV of ERISA, and (vi) the most recent United States Internal Revenue Service (the

"IRS") determination letter issued with respect to any Labtec Employee Plan.
 ---

          (b) Each Labtec Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Code stating that such Labtec Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Labtec Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Labtec nor any ERISA Affiliate of Labtec has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with the termination of any plan covered or previously covered by Title IV of ERISA. No Labtec Employee Plan is a "multiemployer plan" as defined in Section 3(37) of ERISA.


          (c) With respect to the employees and former employees of Labtec, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.


          Section 3.15 Labor Matters. Except as set forth in Section 3.15 of the
                       -------------
Disclosure Statement, to Labtec's knowledge, there are no activities or proceedings of any labor union to organize any employees of any of the Labtec Corporations and there are no strikes, or material slowdowns, work stoppage or lockouts, or threats thereof by or with respect to any employees of the Labtec Corporations. Except as set forth in Section 3.15 of the Disclosure

Statement, the Labtec Corporations are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") or
                                                                --------
any similar state or local law), except for such cases of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect on the Labtec Corporations, taken as a whole.


          Section 3.16 Litigation. Except as set forth in Section 3.16 of the
                       ----------
Disclosure Statement, there are no actions, suits, proceedings, claims, arbitrations or investigations pending, or as to which the Labtec Corporations have received any notice of assertion nor, to Labtec's knowledge, are there any threatened actions, suits, proceedings, claims, arbitrations or investigations against the Labtec Corporations that, individually or in the aggregate, would have a Material Adverse Effect on the Labtec Corporations, taken as a whole, or which in any manner challenge or seek to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.


          Section 3.17 Taxes Except as set forth in Section 3.17 of the
                       -----
Disclosure Statement, the Labtec Corporations have filed all tax returns required to be filed by any of them and have paid (or Labtec has paid on its behalf), or have set up a reserve adequate in all respects for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements delivered to Spacetec reflect a reserve adequate in all respects for all taxes payable by the Labtec Corporations accrued through the date of such financial statements. Except as set forth in
Section 3.17 of the Disclosure Statement, no deficiencies for any taxes have been proposed, asserted or assessed against the Labtec Corporations. No Labtec Corporation has ever been a member of a group of corporations filing a consolidated, combined or unitary tax return (except a group of which Labtec was the common parent). For the purpose of this Agreement, the term "tax" shall
                                                                 ---
include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.


          Section 3.18 Ownership of Parent Common Stock.  Neither the Labtec
                       --------------------------------
Corporations nor, to Labtec's knowledge, any of their respective affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent, which in the aggregate represent 5% or more of the outstanding shares of such capital stock.

          Section 3.19 Certain Arrangements. Except as set forth in Section 3.19
                       --------------------
of the Disclosure Statement, the execution and delivery by Labtec of this Agreement and the consummation by Labtec of the transactions contemplated hereby, including the Merger, (a) will not require any of the Labtec Corporations to make a payment to, or obtained any consent or waiver from, any current or former officer, director, employee, consultant or agent of any of the Labtec Corporations, and
(b) will not result in any change in the nature of any rights of any current or former officer, director, employee, consultant or agent of any of the Labtec Corporations under any agreement to which any of the Labtec Corporations is a party, including any acceleration or change in the award, grant, vesting or determination of stock options, stock purchase, stock appreciation rights, phantom stock, restricted stock or other stock-based rights (other than exercise price and number of shares adjusted in accordance with Section 1.5 hereof), severance pay, continuation pay, termination pay or other contingent obligations of any nature whatsoever of any of the Labtec Corporations, or a change in the term of any such agreement.


                                  ARTICLE IV


              REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO
              --------------------------------------------------


          Parent and Newco hereby, jointly and severally, represent and warrant to Labtec as follows:

          Section 4.1  Organization, Good Standing, Corporate Power and
                       ------------------------------------------------
Authority and Foreign Qualification of Parent and Newco.
-------------------------------------------------------

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into this Agreement and to perform the obligations required of it under this Agreement. Parent has full power and authority, and holds all licenses, franchises, permits and authorizations, necessary for the lawful conduct of its business and to own, lease and operate the assets, properties and business owned or leased and operated by it. Parent is duly qualified to transact business and is in good standing as a foreign corporation authorized to transact business in the jurisdictions set forth in
Section 4.1 of the Disclosure Statement; such jurisdictions constitute the only jurisdictions in which the failure of Parent to be so qualified and in good standing would have a Material Adverse Effect on the Spacetec Corporations, taken as a whole. Neither the ownership nor the use of the properties of Parent nor the conduct of its businesses violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its charter or by-laws as currently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement or understanding, to which Parent is a party or by which Parent or any of its property, assets or businesses may be bound.

          (b) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to perform the obligations required of it under this Agreement. Neither the ownership nor the use of the properties of Newco and each other Spacetec Subsidiary nor the conduct of any of their respective businesses violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any of their respective charters or by-laws as currently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement or understanding, to which Newco or any other Spacetec Subsidiary is a party or by which Newco, any other Spacetec Subsidiary or any of their respective properties, assets or businesses may be bound.


          Section 4.2 Capitalization of Parent. Set forth in Section 4.2 of the
                      ------------------------
Disclosure Statement is the authorized, issued and outstanding and, if applicable, treasury capital stock of Parent.



          Section 4.3 Issuance of Capital Stock of the Spacetec Corporations.
                      ------------------------------------------------------
All of the shares of Parent issued and outstanding as of October 21, 1998 are now, and at the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable and none will have been issued or sold in violation of any applicable securities laws. Except as specifically set forth in Section 4.3 of the Disclosure Statement, there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating any Spacetec Corporation, contingently or otherwise, to issue, redeem or re-acquire shares of its capital stock or to register shares of its capital stock under the Securities Act or any other applicable securities law, and none of the holders of the capital stock of any of the Spacetec Corporations have any pre-emptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Spacetec Corporations pursuant to which the holders have the right to vote (or convertible into, or redeemable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth in Section 3.3 of the Disclosure Statement, to Parent's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of the Spacetec Corporations (whether or not any Spacetec Corporation is a party thereto).


          Section 4.4 Effective Agreement of Parent and Newco. The execution and
                      ---------------------------------------
delivery by Parent and Newco of this Agreement and the consummation by Parent and Newco of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action of Parent and Newco (subject to approval of the Parent Proposals at the Shareholder Meeting), and this Agreement, and any other agreements or instruments executed and delivered by Parent or Newco pursuant to this Agreement, when executed and delivered by Parent or Newco, respectively, will constitute legal, valid and binding obligations of

Parent or Newco, respectively, enforceable against such person in accordance with their respective terms. Except as specifically set forth in Section 4.4 of the Disclosure Statement, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, including the Merger, nor compliance by any Spacetec Corporation with any of the provisions hereof, will (a) violate any provision of the corporate charter or by-laws of any Spacetec Corporation, as amended to date, (b) with or without the giving of notice and/or the passage of time, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the creation of any lien, encumbrance or charge upon any of the assets or properties of any Spacetec Corporation pursuant to any contract, agreement, lease or commitment to which any Spacetec Corporation is a party, or by which or any Spacetec Corporation or any of their respective assets or properties may be bound, or (c) violate any judgment, decree, order, statute, rule or governmental regulation applicable to any Spacetec Corporation or any of their respective assets, properties or businesses, except, with respect to clauses (b) and (c) of this sentence, in each case for violations, conflicts, breaches, terminations, defaults, liens, encumbrances or charges that, individually or in the aggregate, would not have a Material Adverse Effect on the Spacetec Corporations, taken as a whole.


          Section 4.5 Subsidiaries and Affiliates. Except as specifically set
                      ---------------------------
forth in Section 4.5 of the Disclosure Statement, Parent does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any corporation, partnership, firm, association or business organization, entity or enterprise and does not control (directly or indirectly) the management or policies of any corporation, partnership, firm, association or business organization, entity or enterprise.
Section 4.5 of the Disclosure Statement sets forth the name of each of the subsidiaries of Parent (individually referred to herein as a "Spacetec
                                                              --------
Subsidiary" and all of which are collectively referred to herein as the
----------
"Spacetec Subsidiaries"), its jurisdiction of incorporation, the jurisdiction or
 ---------------------
jurisdictions in which it is qualified to transact business as a foreign corporation, the number of authorized, issued and outstanding shares of each class of its securities, the number of its securities of each class owned by Parent and the number owned by any other person (identifying such other person). Each Spacetec Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority, and holds all licenses, franchises, permits and authorizations, necessary for the lawful conduct of its business and to own, lease and operate the assets, properties and businesses owned or leased and operated by it and is duly qualified to transact business and is in good standing as a foreign corporation authorized to transact business in the jurisdictions set forth in Section 4.5 of the Disclosure Statement, which are the only jurisdictions in which the failure of such subsidiary to be so qualified and in good standing would have a Material Adverse Effect on the Spacetec Corporations, taken as a whole. All of the issued shares of capital stock of each Spacetec Subsidiary are now, and at the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable and are owned, of record and beneficially, by Parent (except as indicated in

Section 4.5 of the Disclosure Statement) free and clear of all liens, claims, charges and encumbrances, and there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating Parent or any Spacetec Subsidiary, contingently or otherwise, to issue, redeem or re-acquire any shares of capital stock of any Spacetec Subsidiary. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of any Spacetec Subsidiary pursuant to which the holders have the right to vote (or convertible into, or redeemable for, securities having the right to vote) on any matters on which stockholders of any Spacetec Subsidiary may vote. Except as set forth in Section 4.5 of the Disclosure Statement, to Spacetec's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of any Spacetec Subsidiary (whether or not the Spacetec Subsidiary is a party thereto). Parent and the Spacetec Subsidiaries are sometimes referred to herein collectively as the "Spacetec Corporations" or individually as a
                            ---------------------
"Spacetec Corporation".
 --------------------


          Section 4.6 Corporate Charters and By-laws. Parent has delivered to
                      ------------------------------
Labtec true and complete copies of the respective corporate charters of each of the Spacetec Corporations, as in effect on the date hereof, certified in each case as of a recent date by the appropriate governmental official of its jurisdiction of incorporation, and a true and complete copy of the respective by-laws of each Spacetec Corporation, as in effect on the date hereof, certified by their respective Secretaries or Assistant Secretaries.


          Section 4.7 Financial Statements. Parent has delivered to Labtec (a)
                      --------------------
audited consolidated balance sheets of Parent and the Spacetec Subsidiaries as at March 31, 1998, March 31, 1997 and March 31, 1996 and the related audited consolidated statements of operations, shareholders equity and cash flows for the twelve-month periods ended on March 31, 1998, March 31, 1997 and March 31, 1996, including the respective notes thereto, all of which are accompanied by the related opinions of Ernst & Young, LLP, independent certified public accountants, and (b) unaudited consolidated balance sheets of Parent and the Spacetec Subsidiaries as at June 30, 1998 and the related unaudited consolidated statements of operations, shareholders equity and cash flows for the quarterly periods ended on June 30, 1998 and June 30, 1997, including the respective notes thereto (the financial statements described in clauses (a) and (b) above are hereinafter collectively called the "Spacetec Financial Statements"). Such
                                     -----------------------------
financial statements, together with the notes thereto, reflect the respective books and records of Parent and the Spacetec Subsidiaries, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered by such statements and fairly present, in the case of the balance sheets, the consolidated financial condition of Parent and the Spacetec Subsidiaries as of the respective dates indicated, and in the case of the consolidated statements of operations, shareholders equity and cash flows of Parent and the Spacetec Subsidiaries for the respective periods indicated.

          Section 4.8 Undisclosed Liabilities. Except as set forth in any of the
                      -----------------------
disclosures made by Parent pursuant to the Exchange Act or in the sections of the Registration Statement which specifically relate to the business of the Spacetec Corporations, in the Spacetec Financial Statements or in Section 4.8 of the Disclosure Statement (collectively, the "Spacetec Disclosure"), no Spacetec
                                             -------------------
Corporation had, at such date, any indebtedness, obligations or liabilities of any nature, whether accrued, absolute, contingent or other, whether due or to become due, which, individually or in the aggregate, are material and not shown or adequately provided for thereon, including, without limitation, liabilities or obligations on account of taxes, other governmental charges, duties, penalties, interest or fines.


          Section 4.9 Absence of Changes. Except as specifically set forth in
                      ------------------
Section 4.9 of the Disclosure Statement, the Spacetec Corporations have, since the Balance Sheet Date, conducted their respective businesses only in the ordinary course and, except as set forth in the Spacetec Disclosure, there has not been any Material Adverse Change in the Spacetec Corporations, taken as a whole.


          Section 4.10 Accuracy of Information. The information included in the
                       -----------------------
Spacetec Disclosure has not, and any other information to be provided by Parent or Newco to Labtec for use in any press release or filing to be made with any governmental body in connection with the Merger will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. The information concerning the Spacetec Corporations set forth in this Agreement and the Disclosure Statement and the copies of documents prepared by Parent or Newco and referred to herein are true and complete, and such documents, and any other documents furnished by Parent or Newco to Labtec, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading.


          Section 4.11 Brokers and Finders. None of the Spacetec Corporations,
                       -------------------
nor any of their respective officers, directors or employees has employed any broker, agent or finder other than Advest, Inc., or incurred any liability for any brokerage fees, agents' commissions or finders' fees, in connection with the transactions contemplated hereby, except for such fees paid or payable to Advest, Inc. solely for the rendering of the opinion described in Section 4.15 hereof.


          Section 4.12 Reports and Financial Statements. Parent has filed all
                       --------------------------------
reports required to be filed by each of them with the SEC pursuant to the Exchange Act since April 1, 1993 (collectively, the "SEC Reports"), and has
                                                     -----------
previously furnished or made available to Labtec true and complete copies of all such SEC Reports. None of such SEC Reports, as of their respective dates (as
     -----------
amended through October 21, 1998), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


          Section 4.13  Adoption of this Agreement by the Shareholders of Newco.
                        -------------------------------------------------------
This Agreement has been adopted by the shareholders of Newco pursuant to written consent, as permitted by, and in accordance with, the DGCL.


          Section 4.14 Certain Arrangements Certain Arrangements.  Except as set
                       -----------------------------------------
forth in Section 4.14 of the Disclosure Statement, the execution and delivery by Spacetec of this Agreement and the consummation by Spacetec of the transactions contemplated hereby, including the Merger, (a) will not require any of the Spacetec Corporations to make a payment to, or obtained any consent or waiver from, any current or former officer, director, employee, consultant or agent of any of the Spacetec Corporations and (b) will not result in any change in the nature of any rights of any current or former officer, director, employee, consultant or agent of any of the Spacetec Corporations under any agreement to which any of the Spacetec Corporations is a party, including any acceleration or change in the award, grant, vesting or determination of stock options, stock purchase, stock appreciation rights, phantom stock, restricted stock or other stock-based rights, severance pay, continuation pay, termination pay or other contingent obligations of any nature whatsoever of any of the Spacetec Corporations, or a change in the term of any such agreement.


          Section 4.15 Fairness Opinion. Parent has received the opinion of
                       ----------------
Advest, Inc., of even date herewith, stating that the Merger and the other transactions contemplated by this Agreement are fair to the shareholders of Parent from a financial point of view, a copy of which opinion has been delivered to Labtec.


          Section 4.16  Intellectual Property.
                        ---------------------

          (a) The Spacetec Corporations own, or have the right to use, sell or license all intellectual property utilized in their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Spacetec IP Rights"), except such
                                        ------------------
failures to own or have the right to use, sell or license that, individually or in the aggregate, would not have a Material Adverse Effect on the Spacetec Corporations, taken as a whole.


          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any agreement governing any Spacetec IP Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Spacetec IP Rights or impair the right of the Spacetec Corporations to use, sell or license any Spacetec IP Rights or portions thereof, except for the occurrence of any such breaches, forfeitures, terminations or impairments that, individually or in the aggregate, would not have a Material Adverse Effect on the Spacetec Corporations, taken as a whole.


          (c) (i)   Neither the manufacture, marketing, license, sale or
intended use of any product or technology currently licensed, sold or under development by the Spacetec Corporations violates any license or agreement between the Spacetec Corporations and any third party or, to the knowledge of Spacetec infringes or misappropriates any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Spacetec, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Spacetec IP Rights, nor has any Spacetec Corporation received any written notice asserting that any Spacetec IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigations that, individually or in the aggregate, would not have a Material Adverse Effect on the Spacetec Corporations, taken as a whole.


          (d) Spacetec has taken reasonable and practicable steps consistent with industry norms designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Spacetec IP Rights.


          Section 4.17  Employee Benefit Plans.
                        ----------------------

          (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by a Spacetec ERISA Affiliate which is under common control with Spacetec within the meaning of Section 414 of the Code (the "Spacetec Employee Plans"), Spacetec has
                                         -----------------------
made available to Labtec a true and complete copy of, to the extent applicable,
(i) such Spacetec Employee Plan, (ii) the most recent annual report (Form 5500),
(iii), each trust agreement related to such Spacetec Employee Plan, (iv) the most recent summary plan description for each Spacetec Employee Plan for which such description is required, (v) the most recent actuarial report relating to any Spacetec Employee Plan subject to Title IV of ERISA, and (vi) the most recent IRS determination letter issued with respect to any Spacetec Employee Plan.

          (b) Each Spacetec Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Code stating that such Spacetec Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Spacetec Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Spacetec nor any

ERISA Affiliate of Spacetec has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with the termination of any plan covered or previously covered by Title IV of ERISA. No Spacetec Employee Plan is a "multiemployer plan" as defined in Section 3(37) of ERISA.


          (c) With respect to the employees and former employees of Spacetec, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.


          Section 4.18 Labor Matters. To Spacetec's knowledge, there are no
                       -------------
activities or proceedings of any labor union to organize any employees of any of the Spacetec Corporations and there are no strikes or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of any of the Spacetec Corporations. The Spacetec Corporations are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, the WARN Act or any similar state or local law), except for such cases of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect on the Spacetec Corporations, taken as a whole.


          Section 4.19  Litigation.  Except as set forth in Section 4.19 of the
                        ----------
Disclosure Statement, there are no actions, suits, proceedings, claims, arbitrations or investigations pending, or as to which the Spacetec Corporations have received any notice of assertion nor, to Spacetec's knowledge, are there any threatened actions, suits, proceedings, claims, arbitrations or investigations against the Spacetec Corporations that, individually or in the aggregate, would have a Material Adverse Effect on the Spacetec Corporations, taken as a whole, or which in any manner challenge or seek to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.


          Section 4.20 Taxes. The Spacetec Corporations have filed all tax
                       -----
returns required to be filed by any of them and has paid (or Spacetec has paid on its behalf), or have set up a reserve adequate in all respects for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements delivered to Labtec reflect a reserve adequate in all respects for all taxes payable by the Spacetec Corporations accrued through the date of such financial statements. Except as set forth in Section 4.20 of the Disclosure Statement, no deficiencies for any taxes have been proposed, asserted or assessed against the Spacetec Corporations. No Spacetec Corporation has ever been a member of a group of corporations filing a consolidated, combined or unitary tax return (except a group of which Spacetec was the common parent).

                                   ARTICLE V

                              COVENANTS OF LABTEC
                              -------------------


          Labtec covenants and agrees with Parent and Newco that, except as otherwise consented to in writing by Parent or provided specifically in this Agreement, from October 21, 1998 until the Effective Time:


          Section 5.1 Action Not Permitted. No Labtec Corporation will do or
                      --------------------
cause to be done anything which is represented and warranted in Article III hereof (as modified by the Disclosure Statement) not to be true.


          Section 5.2 Conduct of Business in Ordinary Course. Each Labtec
                      --------------------------------------
Corporation will conduct its business only in the ordinary course and substantially in the same manner as it has heretofore operated such business, and will not change the character of its business or enter into any contract to take any such action.


          Section 5.3 No Change in Corporate Charters or By-laws. No change will
                      ------------------------------------------
be made in the corporate charter, by-laws or other constituent documents of any Labtec Corporation.


          Section 5.4 No Change in Capital Stock. Except with respect to shares
                      --------------------------
of Labtec Stock issued pursuant to the exercise of outstanding Labtec Stock Options, no change will be made in the authorized, issued or outstanding capital stock of any Labtec Corporation and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of any Labtec Corporation will be entered into, issued, granted or created.


          Section 5.5  No Dividend or Redemption.  No dividend or other
                       -------------------------
distribution or payment will be declared, set aside, paid or made on or in respect of shares of the capital stock of any Labtec Corporation, nor will any Labtec Corporation directly or indirectly redeem, retire, purchase or otherwise acquire any of such capital stock.


          Section 5.6 No Liquidation, Merger or Acquisition. No Labtec
                      -------------------------------------
Corporation will dissolve, liquidate, adopt a plan of liquidation or merge, amalgamate or consolidate with any other corporation or acquire all or substantially all of the business or assets of any other person, corporation, partnership, limited liability company, firm, association or business organization, entity or enterprise (each, a "Person"), or acquire ownership or
                                             ------
control of any capital stock, bonds or other securities of, or any proprietary interest in, any Person, or acquire control (directly or indirectly) of the management or policies thereof, or initiate or engage in any negotiations relating to any of the aforesaid transactions or solicit any offers in connection therewith.

          Section 5.7  No Change in Accounting Methods; Tax Items.  Except as
                       ------------------------------------------
required or permitted by GAAP, no change will be made in the accounting methods and practices followed by any Labtec Corporation or in the depreciation, amortization or inventory valuation policies, rates or methods heretofore used or adopted by any Labtec Corporation. Except as otherwise required by law or in the ordinary course of business, no Labtec Corporation shall make any change in any tax accounting methods or practices, make any tax election or settle or compromise any Federal, state, local or foreign tax liability.


          Section 5.8 No Sales or Other Dispositions. Other than in the ordinary
                      ------------------------------
course of business consistent with past practice, no Labtec Corporation will sell, lease, abandon, assign, transfer, license or otherwise dispose of (a) any real property, patent, trademark, service mark, trade name, brand name or copyright (or pending application for any patent, trademark, service mark or copyright), invention, process, know-how, formula, pattern, design, trade secret or interest thereunder or other intangible asset or (b) any machinery, equipment or other operating property, or initiate or engage in any negotiations relating to any of the aforesaid transactions or solicit any offers in connection therewith.


          Section 5.9 Prohibition on Certain Commitments. Except as set forth in
                      ----------------------------------
Section 5.9 of the Disclosure Statement, no Labtec Corporation will incur or become subject to, or agree to incur or become subject to, any liability or obligations, absolute or contingent, except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business (none of which, individually or in the aggregate, will be material to the Labtec Corporations, taken as a whole).


          Section 5.10  No Defaults.  No Labtec Corporation will default under,
                        -----------
or breach any term or provision of, or suffer or permit to exist any condition or event which, after notice or lapse of time or both, would constitute a default under, any contract, agreement, lease, license, commitment, instrument or obligation to which such Labtec Corporation or its properties or businesses are bound, which default or breach (i) either individually or in the aggregate with all such other defaults and breaches, has resulted in, or is reasonably likely to result in, any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, earnings, business or prospects of the Labtec Corporations, taken as a whole, and (ii) shall not have been cured within 30 days after such Labtec Corporation has given Parent and Newco notice of such breach or default, and the event giving rise thereto, pursuant to
Section 5.16 hereof.


          Section 5.11 Preservation of Business. Labtec will use its best
                       ------------------------
efforts to preserve the business organization of each Labtec Corporation intact, to continue their operations at their present levels, to keep available the services of the present employees and agents of each

Labtec Corporation, to preserve the goodwill of customers, suppliers and others having business relations with each Labtec Corporation, to promptly pay all taxes when due, to maintain all insurance policies in full force and effect, to make all filings with the appropriate governmental agencies and to comply with all applicable laws, each consistent with past practice and good business standards.


          Section 5.12 Maintenance of Properties. Each Labtec Corporation will
                       -------------------------
keep and maintain its buildings, offices, warehouses and other structures and its machinery, tools, dies, fixtures, vehicles, spare parts and other properties (whether owned or leased and whether under its control or the control of others) in good operating condition and in states of repair consistent with their respective ages and present usage and will take all necessary action to preserve any intangible assets which are material to its business as conducted presently or hereafter prior to the Effective Time.


          Section 5.13 Access to Labtec and the Subsidiaries. Between
                       -------------------------------------
October 21, 1998 and the Effective Time, each Labtec Corporation will give to authorized representatives of Parent and Newco (including, but not limited to, their respective officers, attorneys and accountants) full access, during normal business hours, to such personnel, properties, customers, customer records, contracts, commitments, books and records and other documents of such Labtec Corporation, and will cause its officers to furnish any and all financial, technical and operating data and other information pertaining to its business (certified if requested), as Parent and Newco shall from time to time reasonably require. Labtec shall hold, and shall cause its authorized representatives to hold, in confidence all such information in accordance with the terms of the confidentiality agreement previously entered into among the parties hereto or their affiliates (the "Confidentiality Agreement").
                                         -------------------------

          Section 5.14 Actions Affecting Representations, Warranties and
                       -------------------------------------------------
Covenants. No Labtec Corporation will do any act or thing, or suffer any act or
---------
thing to be done or to exist, which would result in (a) an inaccuracy in any representation or breach of any warranty of Labtec under this Agreement if such representation or warranty were deemed to be restated and made again at the time of doing or suffering such act or thing or at the Effective Time, or (b) any failure by Labtec duly to perform or observe any term, provision, covenant, agreement or condition set forth or provided for in this Agreement.


          Section 5.15 Obtaining of Consents; Satisfaction of Other Conditions.
                       -------------------------------------------------------
Each Labtec Corporation will use its best efforts to obtain all consents, approvals and agreements of other Persons or governmental authorities which are necessary to the consummation of the transactions contemplated by this Agreement and will use its best efforts to cause the satisfaction of the conditions precedent set forth in Article VII hereof.

          Section 5.16 Books and Records; Notification of Changes. Each Labtec
                       ------------------------------------------
Corporation will maintain its books and records in accordance with GAAP applied on a consistent basis by each Labtec Corporation and in the usual, regular and ordinary manner and will promptly advise Parent and Newco in writing of any change which occurs prior to the Effective Time in any of the information contained in the representations and warranties made in Article III hereof and of the event which effects such a change.



          Section 5.17 Tax Free Reorganization. Labtec will use, and cause each
                       -----------------------
of the Labtec Subsidiaries to use, its reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, including, without limitation, complying with the recording and reporting requirements under Section 1.368-3 of the United States Treasury Regulations; and Labtec will not take, and will cause each of the Labtec Subsidiaries not to take, any action that could cause the Merger not to qualify as a tax-free reorganization under those Sections and take the position for all purposes that the Merger qualifies as a tax-free reorganization under those Sections.


                                  ARTICLE VI

                         COVENANTS OF PARENT AND NEWCO
                         -----------------------------

          Parent and Newco, jointly and severally, covenant and agree with Labtec that, except as otherwise consented to in writing by Labtec or provided specifically in this Agreement, from October 21, 1998 until the Effective Time:


          Section 6.1 Action Not Permitted. No Spacetec Corporation will do or
                      --------------------
cause to be done anything which is represented and warranted in Article IV hereof (as modified by the Disclosure Statement) not to be true.


          Section 6.2 Conduct of Business in Ordinary Course. Except as
                      --------------------------------------
contemplated by Section 9.1 hereof, each Spacetec Corporation will conduct its business only in the ordinary course and substantially in the same manner as it has heretofore operated such business, and will not change the character of its business or enter into any contract to take any such action.


          Section 6.3 No Change in Corporate Charters or By-laws. Except as
                      ------------------------------------------
expressly set forth herein, no change will be made in the corporate charter, by-laws or other constituent documents of any Spacetec Corporation.


          Section 6.4 No Change in Capital Stock. Except as contemplated by the
                      --------------------------
Charter Amendments and with respect to shares of Spacetec Stock issued pursuant to the exercise of outstanding stock options, no change will be made in the authorized, issued or outstanding capital stock of any Spacetec Corporation and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of any Spacetec Corporation will be entered into, issued, granted or created.


          Section 6.5 No Dividend or Redemption. No dividend or other
                      -------------------------
distribution or payment will be declared, set aside, paid or made on or in respect of shares of the capital stock of any Spacetec Corporation, nor will any Spacetec Corporation directly or indirectly redeem, retire, purchase or otherwise acquire any of such capital stock.


          Section 6.6 No Liquidation, Merger or Acquisition. Except as
                      -------------------------------------
contemplated by Section 9.1 hereof and except in order to effect the Delaware Reincorporation, no Spacetec Corporation will dissolve, liquidate, adopt a plan of liquidation or merge, amalgamate or consolidate with any other corporation or acquire all or substantially all of the business or assets of, or acquire ownership or control of any capital stock, bonds or other securities of, or any proprietary interest in, any Person, or acquire control (directly or indirectly) of the management or policies thereof, or initiate or engage in any negotiations relating to any of the aforesaid transactions or solicit any offers in connection therewith.


          Section 6.7 No Change in Accounting Methods; Tax Items. Except as
                      ------------------------------------------
required or permitted by GAAP, no change will be made in the accounting methods and practices followed by any Spacetec Corporation or in the depreciation, amortization or inventory valuation policies, rates or methods heretofore used or adopted by any Spacetec Corporation. Except as otherwise required by law or in the ordinary course of business, no Spacetec Corporation shall make any change in any tax accounting methods or practices, make any tax election or settle or compromise any Federal, state, local or foreign tax liability.


          Section 6.8 No Sales or Other Dispositions. Other than in the ordinary
                      ------------------------------
course of business consistent with past practice, as contemplated by Section 9.1 hereof, or in order to effect the Parent Restructuring, no Spacetec Corporation will sell, lease, abandon, assign, transfer, license or otherwise dispose of (a) any real property, patent, trademark, service mark, trade name, brand name or copyright (or pending application for any patent, trademark, service mark or copyright), invention, process, know-how, formula, pattern, design, trade secret or interest thereunder or other intangible asset or (b) any machinery, equipment or other operating property, or initiate or engage in any negotiations relating to any of the aforesaid transactions or solicit any offers in connection therewith.


          Section 6.9 Prohibition on Certain Commitments. Except as set forth in
                      ----------------------------------
Section 6.9 of the Disclosure Statement, no Spacetec Corporation will incur or become subject to, or agree to incur or become subject to, any liability or obligations, absolute or contingent, except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business (none of which, individually or in the aggregate, will be material to the Spacetec Corporations, taken as a whole).

          Section 6.10 No Defaults. No Spacetec Corporation will default under,
                       -----------
or breach any term or provision of, or suffer or permit to exist any condition or event which, after notice or lapse of time or both, would constitute a default under, any contract, agreement, lease, license, commitment, instrument or obligation to which it or its properties or businesses are bound, which default or breach (i) either individually or in the aggregate with all such other defaults and breaches, has resulted in, or is reasonably likely to result in, any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, earnings, business or prospects of the Spacetec Corporations, taken as a whole, and (ii) shall not have been cured within 30 days after such Spacetec Corporation has given Labtec notice of such breach or default, and the event giving rise thereto, pursuant to Section 6.16 hereof.


          Section 6.11 Preservation of Business. Each of Parent and Newco will
                       ------------------------
use its best efforts to preserve the business organization of each Spacetec Corporation intact, to continue their operations at their present levels, to keep available the services of the present employees and agents of each Spacetec Corporation, to preserve the goodwill of customers, suppliers and others having business relations with each Spacetec Corporation, to promptly pay all taxes when due, to maintain all insurance policies in full force and effect, to make all filings with the appropriate governmental agencies and to comply with all applicable laws, each consistent with past practice and good business standards.


          Section 6.12 Maintenance of Properties. Each Spacetec Corporation will
                       -------------------------
keep and maintain its buildings, offices, warehouses and other structures and its machinery, tools, dies, fixtures, vehicles, spare parts and other properties (whether owned or leased and whether under its control or the control of others) in good operating condition and in states of repair consistent with their respective ages and present usage and will take all necessary action to preserve any intangible assets which are material to its business as conducted presently or hereafter prior to the Effective Time.


          Section 6.13 Access to Spacetec and the Spacetec Subsidiaries. Between
                       ------------------------------------------------
October 21, 1998 and the Effective Time, each Spacetec Corporation will give to authorized representatives of Labtec (including, but not limited to, its officers, attorneys and accountants) full access, during normal business hours, to such personnel, properties, customers, customer records, contracts, commitments, books and records and other documents of such Spacetec Corporation, and will cause its officers to furnish any and all financial, technical and operating data and other information pertaining to its business (certified if requested), as Labtec shall from time to time reasonably require. Parent and Newco shall hold, and shall cause their respective authorized representatives to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement.

          Section 6.14  Actions Affecting Representations, Warranties and
                        -------------------------------------------------
Covenants. No Spacetec Corporation will do any act or thing, or suffer any act
--------
or thing to be done or to exist, which would result in (a) an inaccuracy in any representation or breach of any warranty of Parent or Newco under this Agreement if such representation or warranty were deemed to be restated and made again at the time of doing or suffering such act or thing or at the Effective Time, or
(b) any failure by Parent or Newco duly to perform or observe any term, provision, covenant, agreement or condition set forth or provided for in this Agreement.


          Section 6.15  Obtaining of Consents; Satisfaction of Other Conditions.
                        -------------------------------------------------------
Each Spacetec Corporation will use its best efforts to obtain all consents, approvals and agreements of other Persons or governmental authorities which are necessary to the consummation of the transactions contemplated by this Agreement and will use its best efforts to cause the satisfaction of the conditions precedent set forth in Article VIII hereof.


          Section 6.16 Books and Records; Notification of Changes. Each Spacetec
                       ------------------------------------------
Corporation will maintain its books and records in accordance with GAAP applied on a consistent basis by each Spacetec Corporation and in the usual, regular and ordinary manner and will promptly advise Labtec in writing of any change which occurs prior to the Effective Time in any of the information contained in the representations and warranties made in Article IV hereof and of any other event which effects such a change.


          Section 6.17 Compliance with the Securities and Exchange Act. Parent
                       -----------------------------------------------
shall timely file with the SEC, and promptly provide Labtec with copies of, all forms and reports required to be filed by Parent pursuant to the Exchange Act.


          Section 6.18 Tax Free Reorganization. Parent will use, and cause each
                       -----------------------
of the Spacetec Subsidiaries to use, its reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, including, without limitation, complying with the recording and reporting requirements under Section 1.368-3 of the United States Treasury Regulations; and Parent will not take, and will cause each of the Spacetec Subsidiaries not to take, any action that could cause the Merger not to qualify as a tax-free reorganization under those Sections and take the position for all purposes that the Merger qualifies as a tax-free reorganization under those Sections.


          Section 6.19 Bank Consent and Other Voting Agreements. Parent shall
                       ----------------------------------------
use its best efforts to, as promptly as reasonably practicable, (i) obtain and deliver to Labtec the written consent, in form and substance reasonably satisfactory to Labtec, of Australia and New Zealand Banking Group Limited (the "Bank"), pursuant to the Pledge Agreement dated September 30, 1997, between
 ----
Rhetford Pty Limited (ACN 001 402 339), a company organized under the laws of New South Wales, Australia ("Rhetford"), and the Bank, in order for Rhetford
                                --------
to perform its obligations under its Voting Agreement with respect to the shares of Spacetec Stock pledged by Rhetford to the Bank under such Pledge Agreement, and (ii) have Morton E. Goulder and John A. Hilton (collectively, the "Other
                                                                       -----
Parent Shareholders") each execute and deliver to Labtec a voting agreement
-------------------
substantially in the form of the Voting Agreements.



                                  ARTICLE VII


          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND NEWCO
          -----------------------------------------------------------


          All obligations of Parent and Newco to effect the Merger are subject, at the option of Parent and Newco, to the fulfillment, of each of the following conditions:


          Section 7.1 Proceedings and Documentation. All corporate and other
                      -----------------------------
proceedings required to carry out the transactions contemplated by this Agreement and all instruments and other documents relating to such transactions shall be reasonably satisfactory in form and substance to counsel to Parent and Newco, and Parent and Newco shall have been furnished with (a) copies of resolutions adopted by the Board of Directors and shareholders of Labtec, authorizing the execution and delivery by Labtec of this Agreement and the consummation by Labtec of the transactions contemplated hereby, certified by the Secretary or Assistant Secretary or other appropriate officer of Labtec, (b) a certificate of the Secretary or Assistant Secretary of Labtec with respect to the incumbency of all officers of Labtec executing instruments and other documents in connection with the transactions contemplated by this Agreement, and (c) such other instruments and documents as such counsel shall have reasonably requested.


          Section 7.2 Accuracy of Representations and Warranties; Compliance
                      ------------------------------------------------------
with Covenants and Conditions. The representations and warranties of Labtec
-----------------------------
contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as though made on and as of the Effective Time (except for those representations and warranties that address matters only as of a particular date or only with respect to a particular period of time, which representations or warranties shall be true and correct as of such date or with respect to such period), except where the failure of such representations or warranties to be so true and correct (without giving effect to any limitation as to "material, " "materiality," "Material Adverse Effect," "Material Adverse Change" or other similar qualifiers), individually or in the aggregate, would not have a Material Adverse Effect on the Labtec Corporations, taken as a whole. Labtec shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or at the Effective Time. Labtec shall have delivered to Parent and Newco a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Labtec.


          Section 7.3 Legal Opinion of Counsel to Labtec. Labtec shall have
                      ----------------------------------
delivered to Parent and Newco the opinion of Parker Chapin Flattau & Klimpl, LLP, counsel for Labtec, dated the date of the Closing, in form and substance reasonably satisfactory to Parent and Newco.


          Section 7.4 Fulfillment of Legal Requirements. All statutory and other
                      ---------------------------------
legal requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled.


          Section 7.5 Obtaining of Consents. All consents, approvals and
                      ---------------------
agreements of other parties or governmental authorities which are necessary to the effective consummation of the transactions contemplated by this Agreement or to avoid a default under an instrument or document to which any party hereto is a party or by which it may be bound shall have been obtained, except where the failure to obtain such consents, approvals or agreements, individually or in the aggregate, would not have a Material Adverse Effect on the Labtec Corporations, taken as a whole, or the Spacetec Corporations, taken as a whole.


          Section 7.6 Absence of Pending Proceedings. No litigation, action,
                      ------------------------------
investigation, inquiry or request for information by any administrative agency or governmental body and no legal or administrative proceeding shall have been instituted which (a) questions the validity or legality of this Agreement or the transactions contemplated by this Agreement or seeks to restrict, limit, prohibit or enjoin (or to obtain substantial damages as a result of) such transactions, or (b) could reasonably be expected to have a Material Adverse Effect on the Labtec Corporations, taken as a whole, and shall not have been disclosed to Parent and Newco in the Labtec Disclosure or in the Disclosure Statement.


          Section 7.7 Tax Certificates. Labtec shall have delivered to Parent a
                      ----------------
clearance certificate or similar document or documents which may be required by any tax authority to relieve Parent of any obligation to withhold taxes in connection with the transactions contemplated by this Agreement to the extent permitted by law. Labtec shall have delivered to Parent a properly executed statement or statements satisfying the requirements of Treasury Regulation Sections 1.897-2 and 1.1445 in form and substance reasonably satisfactory to Parent.


          Section 7.8 No Material Adverse Change. Since October 21, 1998,
                      --------------------------
there shall have been no Material Adverse Change in the Labtec Corporations, taken as a whole; provided, however, that none of the following shall be deemed
                  -----------------
by itself or by themselves, either
alone or in combination, to constitute such a Material Adverse Change: (a) conditions affecting the personal computing industry as a whole or the U.S. economy as a whole; or (b) any effect arising primarily out of or resulting primarily from actions taken by the parties as contemplated hereunder in connection with, or which is primarily attributable to, the announcement of this Agreement and the transactions contemplated hereby, to the extent so attributable.


          Section 7.9 Effectiveness of Registration Statement. The Registration
                      ---------------------------------------
Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceeding shall have been initiated or threatened in writing by the SEC for the purpose of seeking or obtaining such a stop order.


           Section 7.10 Shareholder Approval. The shareholders of Parent shall
                        --------------------
have duly and validly approved and adopted the Parent Proposals.


          Section 7.11 Due Diligence. Parent and Newco shall have completed and
                       -------------
be satisfied, in their sole discretion, with the results of their due diligence investigation with respect to the business and operations of the Labtec Corporations.


          Section 7.12 Charter Amendment. Parent shall have effected each of
                       ------------------
the Charter Amendments.

          Section 7.13 Parent Restructuring. Immediately following the
                       --------------------
Effective Time, Parent shall have consummated a restructuring, pursuant to which it shall have transferred all of its non-cash assets and liabilities to a newly-formed, wholly-owned subsidiary, incorporated in the State of Delaware solely for this purpose and which holds no other assets or liabilities at that time ("Parent Restructuring").


                                  ARTICLE VIII


               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LABTEC
               -------------------------------------------------


          All obligations of Labtec to effect the Merger are subject, at the option of Labtec, to the fulfillment, of each of the following conditions:


          Section 8.1 Proceedings and Documentation. All corporate and other
                      -----------------------------
proceedings required to carry out the transactions contemplated by this Agreement and all instruments and other documents relating to such transactions shall be satisfactory in form and substance to counsel to Labtec, and Labtec shall have been furnished with (a) copies of resolutions adopted by the Board of Directors and shareholders of Parent and Newco, authorizing the execution and delivery by Parent and Newco of this Agreement and the consummation by Parent and Newco of the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Parent or Newco, as the case may be, (b) certificates of the Secretary or Assistant Secretary of each of Parent and Newco with respect to the incumbency of all officers of Parent and Newco, respectively, executing instruments and other documents in connection with the transactions contemplated by this Agreement, and (c) such other instruments and documents as such counsel shall have reasonably requested.

          Section 8.2 Accuracy of Representations and Warranties; Compliance
                      ------------------------------------------------------
with Covenants and Conditions. The representations and warranties of Parent and
-----------------------------
Newco contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as though made on and as of the Effective Time (except for those representations and warranties that address matters only as of a particular date or only with respect to a particular period of time, which representations or warranties shall be true and correct as of such date or with respect to such period), except where the failure of such representations or warranties to be so true and correct (without giving effect to any limitation as to "material, " "materiality," "Material Adverse Effect," "Material Adverse Change" or other similar qualifiers), individually or in the aggregate, would not have a Material Adverse Effect on the Spacetec Corporations, taken as a whole. Parent and Newco shall each have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or at the Effective Time. Parent and Newco shall each have delivered to Labtec a certificate to such effect signed by its Chief Executive Officer and Chief Financial Officer.


          Section 8.3 Completion of Required Corporate Action. All action
                      ---------------------------------------
required to be taken by, or on the part of, Parent and Newco to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken. The shareholders of Parent shall have duly and validly approved and adopted the Parent Proposals.


          Section 8.4 Legal Opinion of Counsel to Spacetec and Newco. Parent and
                      ----------------------------------------------
Newco shall have delivered to Labtec the opinion of Testa, Hurwitz & Thibeault, LLP, counsel to Parent and Newco, dated the date of the Closing, in form and substance reasonably satisfactory to Labtec.


          Section 8.5 Fulfillment of Legal Requirements. All statutory and other
                      ---------------------------------
legal requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled.


          Section 8.6 Obtaining of Consents. All consents, approvals and
                      ---------------------
agreements of other parties or governmental authorities which are necessary to the effective consummation of the transactions contemplated by this Agreement or to avoid a default under an instrument or document to which any party hereto is a party or by which it may be bound shall have been obtained, except where the failure to obtain such consents, approvals or agreements, individually or in the aggregate, would not have a Material Adverse Effect on the Labtec Corporations, taken as a whole, or the Spacetec Corporations, taken as a whole.

          Section 8.7 Absence of Pending Proceedings. No litigation, action,
                      ------------------------------
investigation, inquiry or request for information by any administrative agency or governmental body and no legal or administrative proceeding shall have been instituted which (a) questions the validity or legality of this Agreement or the transactions contemplated by this Agreement or seeks to restrict, limit, prohibit or enjoin (or to obtain substantial damages as a result of) such transactions, or (b) could reasonably be expected to have a Material Adverse Effect on the Spacetec Corporations, taken as a whole, and shall not have been disclosed to Labtec in the Spacetec Disclosure or in the Disclosure Statement.


          Section 8.8 Promissory Note. Parent shall have executed and delivered
                      ---------------
the Promissory Note to the Collection Agent.


          Section 8.9 No Material Adverse Change. Since October 21, 1998,
                      --------------------------
there shall have been no Material Adverse Change in the Spacetec Corporations, taken as a whole; provided, however, that none of the following shall be deemed
                  -----------------
by itself or by themselves, either alone or in combination, to constitute such a Material Adverse Change: (a) a change in the market price or trading volume of Spacetec Stock; (b) conditions affecting the CAD/CAM, corporate or consumer desktop computer, or computer workstation industries as a whole or the U.S. economy as a whole; or (c) any effect arising primarily out of or resulting primarily from actions taken by the parties as contemplated hereunder in connection with, or which is primarily attributable to, the announcement of this Agreement and the transactions contemplated hereby, to the extent so attributable.


          Section 8.10 Effectiveness of Registration Statement. The Registration
                       ---------------------------------------
Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceeding shall have been initiated or threatened in writing by the SEC for the purpose of seeking or obtaining such a stop order.


          Section 8.11 Listing. The shares of Spacetec Stock comprising the
                       -------
Merger Consideration shall have been approved for listing (subject to notice of issuance) on the Nasdaq Stock Market's National Market.


          Section 8.12 Due Diligence. Labtec shall have completed and be
                       -------------
satisfied, in its sole discretion, with the results of its due diligence investigation with respect to the business and operations of the Spacetec Corporations.


          Section 8.13 Charter Amendments. Parent shall have effected each of
                       ------------------
the Charter Amendments.


          Section 8.14 Parent Restructuring. Parent shall have consummated the
                       --------------------
Parent Restructuring immediately following the Effective Time.

                                  ARTICLE IX


                             ADDITIONAL COVENANTS
                             --------------------


          Section 9.1  Acquisition Proposals.
                       ---------------------

          (a) Parent and its subsidiaries will not, and will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives (for purposes of this Section 9.1 only, being referred to as "affiliates") not to,
                                                         ----------
initiate, solicit or encourage, directly or indirectly, or take any other action to facilitate any inquiries or the making of any proposal with respect to, engage or participate in negotiations concerning, provide any non-public information or data to, or have any discussions with any person other than Labtec or its affiliates relating to, any acquisition, tender offer (including a self-tender offer), exchange offer, merger, consolidation, acquisition of beneficial ownership of or the right to vote securities representing 10% or more of the total voting power of Parent or any of its subsidiaries, dissolution, business combination, purchase of all or any significant portion of the assets (other than sales of assets and inventory in the ordinary course of business) or any division of, or any equity interest in, Parent or any subsidiary, or similar transaction other than the Merger (such proposals, announcements or transactions being referred to as "Acquisition Proposals"); provided, however, that nothing
                      ---------------------    --------  -------
contained in this Agreement shall prohibit the Board of Directors of Parent from
(i) furnishing information to, or engaging in discussions or negotiations with, any person in response to an unsolicited bona fide written Acquisition Proposal; or (ii) recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of Parent, if and only to the extent that (w) the Board of Directors of Parent concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal would constitute a Superior Proposal, and (x) the Board of Directors of Parent determines in good faith (after consultation with outside legal counsel) that the failure to take such action would result in a breach by the Board of Directors of Parent of its fiduciary duties to Parent's shareholders under applicable law, and (y) prior to furnishing such information to, or entering into discussions or negotiations with, such person Parent provides prompt written notice to Labtec to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person (which notice shall identify the nature and material terms of the proposal), and (z) prior to providing any information or data to any person in connection with an Acquisition Proposal by any such person, the Board of Directors of Parent receives from such person an executed confidentiality agreement with provisions no less favorable to Parent than the Confidentiality Agreement. Parent agrees that it will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties regarding any Acquisition Proposal existing as of October 21, 1998. Parent agrees to keep Labtec fully and timely informed of the status of any discussions, negotiations, furnishing of information, or other activities relating to an Acquisition Proposal.


          (b)    For purposes of this Agreement, a "Superior Proposal" means a
                                                    -----------------
bonafide Acquisition Proposal made by a third person that the Board of Directors of Parent determines in its good faith judgment (after consultation with the independent financial advisor of Parent) to be superior to Parent's shareholders from a financial point of view, and to be more favorable generally to Parent's shareholders (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal, and the conditions to and prospects for completion of such proposal) than the Merger.


          (c) Nothing contained in this Section 9.1 shall prohibit Parent from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to Parent's shareholders which, in the good faith judgment of the Board of Directors of Parent after consultation with outside counsel, is required under applicable law; provided that Parent does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless Parent and its Board of Directors have complied with all the provisions of this Section 9.1.


          Section 9.2  Proxy Statement/Prospectus; Registration Statement.
                       --------------------------------------------------


          (a) Parent shall promptly prepare and file a Registration Statement under the Securities Act for the purpose of registering the offering and issuance of shares of Spacetec Stock comprising the Merger Consideration, including, without limitation, the maximum number of Contingent Shares issuable pursuant to Section 1.7 hereof (the "Registration Statement"). Parent shall
                                     ----------------------
promptly prepare and file a Proxy Statement (the "Proxy Statement") for the
                                                  ---------------
purpose of obtaining the approval of the Parent's stockholders of the proposals described in Section 9.3(b) hereof (the "Parent Proposals"). The Proxy
                                         ----------------
Statement shall be included in the Registration Statement as the prospectus. Parent and Newco, on the one hand, and Labtec, on the other hand shall:



               (i) provide promptly to the other such information concerning its business, financial condition and affairs as may be required or appropriate for inclusion in the Registration Statement or the Proxy Statement;


               (ii) cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration Statement and the Proxy Statement; and


               (iii) promptly advise the other if at any time prior to the Effective Time it should obtain knowledge of any fact that might make it necessary or appropriate to amend or supplement the Registration Statement or the Proxy Statement. No amendment or supplement to the Proxy Statement will be made by Parent without the approval of Labtec, which approval shall not be unreasonably withheld or delayed.

          (b) Parent shall make all filings and take all actions that may be necessary, proper or advisable under federal and state securities laws, rules and regulations in connection with the offering and issuance of the Merger Consideration.

          (c)    In addition, Parent shall:


               (i) use its best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act as soon after filing as may be practicable; and


               (ii) advise Labtec, promptly after it receives notice thereof, of: (A) any requests by the SEC for additional information or amendment of the Proxy Statement or the Registration Statement or comments thereon or responses thereto; (B) the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed; and (C) the issuance of any stop order or the suspension of qualification of the shares of Spacetec Stock issuable in connection with the Merger for offering or sale in any jurisdiction.


          (d) The information supplied by Labtec for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is filed, amended, supplemented or declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Parent, (iii) the time of the Shareholder Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


          (e) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is filed, amended, supplemented or declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Parent, (iii) the time of the Shareholder Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (f) The Proxy Statement shall include the recommendation of the Board of Directors of Parent that the shareholders of Parent approve the Parent Proposals and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Parent. Such Board of Directors may withdraw or modify its recommendation if and only to the extent set forth in the proviso to Section 9.1(a) hereof. No modification or withdrawal of such recommendation shall relieve Parent of its obligation to submit this Agreement and the transactions contemplated hereby to its stockholders in accordance with applicable law.


          Section 9.3 Shareholder Approvals. Parent, acting through its Board of
                      ---------------------
Directors, shall, in accordance with applicable law and its charter and by-laws:


          (a) cause the definitive Proxy Statement to be mailed to its shareholders as promptly as practicable after its approval by the Securities and Exchange Commission (the "SEC"); and
                          ---

          (b) within five (5) business days after approval of the Proxy Statement by the SEC, call a special meeting of its shareholders (the "Shareholder Meeting") to be held not later than 45 days after the calling of
--------------------
such meeting, for the purpose of the approval of (i) the amendment of the Articles of Organization of Parent to (A) prior to the Effective Time, to change the name of Parent to "Labtec Inc.", (B) prior to the Effective Time, to increase, from 20,000,000 to 25,000,000, the number of shares of Spacetec Stock authorized for issuance, and (C) immediately following the Effective Time and the issuance of the shares of Spacetec Stock to Labtec's shareholders, to effect a one-for-three reverse stock split (the "Reverse Stock Split") of all shares of Spacetec Stock then outstanding (collectively, the "Charter Amendments"), (ii)
                                                    ------------------
the issuance of the shares of Spacetec Stock comprising the Merger Consideration to Labtec's shareholders upon the terms and conditions set forth in this Agreement and (iii) the election to Parent's Board of Directors of the four (4) nominees designated by Spacetec and the eight (8) nominees designated by Labtec, in each case to their respective Classes as so designated in accordance with
Section 1.4 hereof.


          Section 9.4 Agreement of Parent Shareholders. Parent shall use its
                      --------------------------------
best efforts to cause (a) each of Dennis Gain, Gain NZ Trust, Gain Family Trust, Matthew Gain, Grant Jagelman, Rhetford, Dianna Jagelman and Group Superannuation Fund (collectively, the "Principal Parent Shareholders") to comply with the
                         -----------------------------
covenants and agreements contained in the Voting Agreement and Irrevocable Proxy of even date herewith between such Principal Parent Stockholder and Labtec, and
(b) each of the Other Parent Shareholders to comply with the covenants and agreements contained in the Voting Agreement and Irrevocable Proxy to which they may in the future become a party (each, a "Voting Agreement").
                                           ----------------

          Section 9.5 Listing. Parent shall use its reasonable best efforts to
                      -------
list on the Nasdaq Stock Market's National Market, upon official notice of issuance, the Spacetec Stock to be issued as Merger Consideration pursuant to the Merger and the shares of Parent Stock to be reserved for issuance upon exercise of Labtec Stock Options.


                                   ARTICLE X

                            TERMINATION OF AGREEMENT
                            ------------------------


          Section 10.1 Termination. This Agreement may be terminated at any time
                       -----------
prior to the Effective Time as follows and in no other manner:


               (a)    by mutual consent of Parent, Newco and Labtec;


               (b) by Parent and Newco or Labtec, upon the issuance by a court of competent jurisdiction or other governmental body of an order, decree or ruling or their taking of any other action restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or any other action shall have become final and non-appealable;


               (c) by Parent and Newco or by Labtec, if the Closing shall not have occurred on or before March 31, 1999, or such later date as may have been agreed upon by the parties hereto; provided, however, that no termination may be
                                   -----------------
made under this provision if the failure to close shall be caused by the action or inaction of the terminating party;


               (d) by Parent and Newco, upon a breach of any covenant or agreement on the part of Labtec set forth in this Agreement, or if any representation or warranty of Labtec shall have become untrue, in either case such that the condition set forth in Section 7.2 hereof would not be satisfied (a "Terminating Labtec Breach"); provided that, if such Terminating Labtec
    -------------------------    --------
Breach is curable by Labtec through the exercise of reasonable efforts and for so long as Labtec continues to exercise such reasonable efforts, Parent and Newco may not terminate this Agreement under this Section 10.1(d);


               (e) by Labtec, upon a breach of any covenant or agreement on the part of Parent or Newco set forth in this Agreement, or if any representation or warranty of Parent or Newco shall have become untrue, in either case such that the condition set forth in Section 8.2 hereof would not be satisfied (a "Terminating Parent Breach"); provided that, if such Terminating Parent Breach
 -------------------------    --------
is curable by Parent and Newco through the exercise of their reasonable efforts and for so long as Parent and Newco continue to exercise such reasonable efforts, Labtec may not terminate this Agreement under this Section 10.1(e);

               (f) by Labtec, if any of the Principal Parent Shareholders or the Other Parent Shareholders shall have breached, in any material respect, any representation or warranty made, or defaulted, in any material respect, in any covenant or agreement contained, in the Voting Agreement to which it is a party;


               (g) by Labtec, if (i) the Board of Directors of Parent withdraws or modifies its recommendation of this Agreement or the Merger in a manner adverse to Labtec or shall have publicly announced its intention to do any of the foregoing or the Board of Directors of Parent shall have recommended to the shareholders of Parent any Acquisition Proposal or resolved to do so, or
(ii) a tender offer or exchange offer for 20% or more of the outstanding shares of Spacetec Stock is commenced or a registration statement with respect thereto shall have been filed and the Board of Directors of Parent, within ten (10) business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender or exchange offer by its shareholders;


               (h) by Parent and Newco, if the Board of Directors of Parent shall have determined to recommend an Acquisition Proposal to its shareholders after determining, pursuant to Section 9.1, that such Acquisition Proposal constitutes a Superior Proposal, and Parent and Newco give Labtec at least three
(3) business days prior notice of their intention to effect such termination pursuant to this Section 10.1(h), and Parent makes the payments required pursuant to Section 10.2(b) hereof;


               (i) by Parent and Newco or Labtec, if the required approval of the shareholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of shareholders convened therefor or at any adjournment thereof; provided that the right of Parent and Newco to terminate this Agreement pursuant
--------
to this Section 10.1(i) shall not be available to Parent and Newco in the event that either Parent or Newco has not complied with its obligations under Section
9.1 hereof;


               (j) by Labtec, if the Board of Directors of Parent shall have engaged in discussions or negotiations with any person in connection with an Acquisition Proposal as permitted under the proviso contained in Section 9.1(a) hereof and such discussions or negotiations shall not have been definitively terminated within sixty (60) days following the date of Parent's initial receipt of such Acquisition Proposal;


               (k) by Labtec, on or before November 4, 1998, in the event that Labtec shall not have been satisfied, in its sole discretion, with the results of its due diligence investigation with respect to the business and operations of the Spacetec Corporations; or

          (l) by Parent and Newco, on or before November 4, 1998, in the event that Parent and Newco shall not have been satisfied, in their sole discretion, with the results of their due diligence investigation with respect to the business and operations of the Labtec Corporations.


          Section 10.2  Liability of the Parties.
                        ------------------------

          (a)    In the event that this Agreement is terminated (i) pursuant to
Section 10.1(d) or 10.1(e) hereof, Parent and Newco or Labtec, whichever shall have made such a misstatement or so defaulted, or (ii) pursuant to Section 10.1(f) hereof, Parent and Newco, shall be liable to reimburse the terminating party for all legal, accounting, printing and other out-of-pocket fees and expenses incurred by the terminating party or parties (including, in the case of Parent and Newco, the amount of the Initial Expense Reimbursement) in connection with this Agreement and the transactions contemplated hereby ("Expenses").
                                                               --------

          (b) In the event that this Agreement is terminated (i) by Labtec pursuant to Section 10.1(g) or 10.1(j) hereof, (ii) by Parent and Newco pursuant to Section 10.1(h) hereof, or (iii) by either Parent and Newco or Labtec pursuant to Section 10.1(i) hereof, Parent shall pay to Labtec a termination fee (the "Parent Initial Termination Fee"), in cash, in the amount of $300,000, plus
      ------------------------------
the Expenses of Labtec, within one (1) business day after such termination. In the event that (y) this Agreement is terminated in a manner which results in the payment of the Parent Initial Termination Fee and (z) an Acquisition Proposal involving Parent is thereafter consummated, or Parent enters into a definitive agreement with respect to an Acquisition Proposal, within twelve (12) months after the later of the termination of this Agreement or the payment of the Parent Initial Termination Fee, Parent shall pay to Labtec an additional fee (the "Parent Additional Termination Fee"), in cash, at or prior to the
      ---------------------------------
consummation of such Acquisition Proposal, or within one (1) business day following the effective date of such definitive agreement, whichever is earlier, in an amount equal to 5% of the amount by which (I) the total value of all consideration to be received by Parent, any Spacetec Subsidiary and Parent's shareholders pursuant to the Acquisition Proposal exceeds (II) the total value of all outstanding shares of Spacetec Stock (including the value of any other classes of capital stock of Spacetec then outstanding) based on its closing price per share on October 20, 1998 of $1.375. The value of such Parent securities or the value of such securities or other consideration to be received by Parent, any Spacetec Subsidiary and Parent's shareholders pursuant to the Acquisition Proposal shall be determined as of the date of the receipt thereof. If Parent and Labtec cannot, within fifteen (15) days of receipt of such securities or other consideration, agree as to its value, Parent and Labtec will submit their respective valuations of such securities to a mutually agreed upon third-party appraiser who will either select one of the submitted valuations or establish a valuation within the range of the submitted valuations, which selection or establishment of a valuation shall be binding on the parties hereto. All costs of the third-party appraiser shall be shared equally by Parent and Labtec.


          (c) In the event that this Agreement is terminated for any reason, any amounts that are payable by Parent and Newco to Labtec pursuant to this
Section 10.2 shall be reduced by the amount of Initial Expense Reimbursement.


          (d) In no event shall Parent be required to pay any termination fee to Labtec if, immediately prior to the applicable termination of this Agreement, Labtec was in material breach of any of its obligations under this Agreement.


          (e) If one party fails to promptly pay to the other any fee or expense due hereunder, the defaulting party shall pay the costs and expenses (including, without limitation, reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.


          (f) Any payment required to be made pursuant to Section 10.2 of this Agreement shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.


          (g) The remedies provided by this Section 10.2 are non-exclusive, and each party hereto shall not be prohibited from seeking such other equitable or legal remedies to which it may be entitled.



          Section 10.3 Effect of Termination. Notwithstanding anything to the
                       ---------------------
contrary contained herein, the last sentence of Sections 5.13 and 6.13, Sections
10.2 and 10.3 and the applicable Sections of Article XII hereof shall survive any termination hereof.



                                   ARTICLE XI


                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------


          Section 11.1 Survival of Representatives and Warranties. The
                       ------------------------------------------
representations and warranties of each of the parties hereto contained in this Agreement, or in any document delivered pursuant to the provisions of, or in connection with, this Agreement shall survive the making of this Agreement and any examination made by or on behalf of the parties hereto but shall terminate upon the Closing and Merger hereunder.

                                  ARTICLE XII


                                 MISCELLANEOUS
                                 -------------


          Section 12.1 Notices. All notices, requests, demands and other
                       -------
communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified or registered mail, postage prepaid, addressed as follows:


          If to Parent or Newco:


          Spacetec IMC Corporation
          The Boott Mill
          100 Foot of John Street
          Lowell, Massachusetts 01852-1126
          Attention: President


          with a copy to:


          Testa, Hurwitz & Thibeault, LLP
          High Street Tower
          125 High Street
          Boston, Massachusetts 02110
          Attention: John M. Hession, Esq.


          If to Labtec:


          Labtec, Inc.
          1499 Southeast Tech Center Drive
          Vancouver, Washington 98683
          Attention: President


          with copies to:


          Sun Capital Partners, Inc.
          777 South Flagler Drive
          West Tower, Eighth Floor
          West Palm Beach, Florida 33401
          Attention: Marc J. Leder and Rodger R. Krouse and

          Parker Chapin Flattau & Klimpl, LLP
          1211 Avenue of the Americas
          New York, New York  10036
          Attention:  Mark S. Hirsch, Esq.


          Section 12.2 Assignability and Parties in Interest. Neither this
                       -------------------------------------
Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any of the parties hereto without the prior written consent of the other party, and any purported assignment in contravention of this clause shall be void. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.


          Section 12.3 Governing Law. This Agreement and all amendments thereof
                       -------------
shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein.


          Section 12.4 Counterparts. This Agreement may be executed
                       ------------
simultaneously in one or more counterparts, each of which shall be deemed an original.

          Section 12.5 Best Efforts. The parties hereto agree to use their
                       ------------
respective best efforts and to cooperate with each other to bring about the transactions contemplated by this Agreement as soon as practicable, unless theretofore terminated as herein provided.


          Section 12.6 Publicity. The parties hereto agree that the timing and
                       ---------
content of press releases and other public announcements with respect to the Merger shall be subject to mutual agreement.


          Section 12.7 Complete Agreement. This Agreement, the Disclosure
                       ------------------
Statement, the Exhibits hereto, the Confidentiality Agreement and the documents delivered pursuant hereto or referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and, except as provided herein, supersede all previous negotiations, commitments and writings.


          Section 12.8 Modifications, Amendments and Waivers. At any time prior
                       -------------------------------------
to the Effective Time, the parties hereto may, by written agreement:

               (a) extend the time for the performance of any of the obligations or other acts of the parties hereto;


               (b) waive any inaccuracies in the representations and warranties contained in this Agreement (including the Exhibits hereto), the Disclosure Statement or in any document delivered pursuant hereto or in connection with the transactions contemplated hereby; and


               (c) waive compliance with any of the covenants or agreements contained in this Agreement.


          Section 12.9 Headings. The headings contained in this Agreement are
                       --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


          Section 12.10 Interpretation. The parties acknowledge and agree that
                        --------------
each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to their revision; the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of it; and its terms and provisions shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.


          Section 12.11 Knowledge. As used in this Agreement, the term
                        ---------
"knowledge," "to the knowledge of," or similar phrases with respect to Parent, Newco or Labtec means the actual knowledge of such party's directors and executive officers.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Parent, Newco and Labtec have caused this Agreement to be duly executed as of the date first above written.



                              LABTEC INC.


                              By:______________________________________
                              Name:
                              Title:



                              SPACETEC IMC CORPORATION


                              By:______________________________________
                              Name:
                              Title:


                              SIMC ACQUISITION CORPORATION


                              By:______________________________________
                              Name:
                              Title:

EXHIBIT A
---------


 Example of Valuation Adjustment and Determination of Contingent Shares Amount
 -----------------------------------------------------------------------------


$6,000,000 Business for 16.53% = "Agreed Valuation Base"
                        ======    ---------------------


Contingent Valuation Adjustment mechanism based on $6,000,000 Valuation Guarantee with respect to the Business (plus the consolidated net income or minus the consolidated net loss of Parent, excluding the Labtec Corporations (determined in accordance with GAAP), after taxes at an estimated 38% combined rate, but excluding any interest expense, from October 1, 1998 through the Valuation Date)


 .    In the event that the Valuation or the value of the Sale is $6,000,000 or greater, then no Contingent Shares shall be issued by Parent.


 .    In the event that the Valuation Guarantee is less than $6,000,000, then, for every dollar that the Valuation Guarantee is less than $6,000,000, each holder of shares of Labtec Stock that are outstanding immediately prior to the Effective Time shall be issued additional shares of Spacetec Stock based on the Agreed Valuation Base of $6,000,000 for 16.53% of the outstanding shares of Spacetec Stock. Note: Total shares outstanding for
                                           ----
     the Agreed Valuation Base should be 20,710,947/1/ (which is 13,863,954 shares due to Labtec shareholders and 6,846,993 shares currently held by Spacetec shareholders).


 .    Therefore, since the Agreed Valuation Base is $6,000,000 for the equivalent interest of 16.53% of pro forma October 1, 1998 shares of Spacetec Stock issued and outstanding, or .000002755% per $1 of value (16.53% (divided by) $6,000,000), the holders of shares of Labtec Stock that are outstanding immediately prior to the Effective Time shall be issued Contingent Shares for every dollar of the amount of the Contingent Valuation Adjustment in order to increase their percentage of total outstanding shares of Spacetec Stock pro forma as of October 1, 1998 by .000002755/$1 ("% Factor per
                                                              ------------
     Dollar"), subject to the Limitation Amount.
     ------

     -------------------
     /1/All numerical references in this Exhibit A to actual numbers of shares of Spacetec Stock do not reflect any stock split occurring in connection with the Delaware Reincorporation.

This is illustrated by the following example, based upon a $500,000 Contingent Valuation Adjustment:

---------------------------------------------------------------------------------------------------------------------
STEP #1:        "Dollar shortfall"     X      "% Factor per Dollar"          =    % of Additional Outstanding
                                                                                  Shares Due Labtec S/H
                                                                                  ("Incremental %")
---------------------------------------------------------------------------------------------------------------------
                 $500,000              X           .000002755                =    1.3775%
                                                                                  ======
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
STEP #2:         Incremental %         +     Old % shares held by Labtec     =    New % of total shares to be held
                                                                                  by Labtec
---------------------------------------------------------------------------------------------------------------------
                 1.3775%               +     66.9402225%                     =    68.3177225%
                                             (13,863,954 a 20,710,947)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
STEP #3:         100%                  -     "New Labtec %"                  =    "New Spacetec %"
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                 100%                  -     68.3177225%                     =    31.6822775%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
STEP #4:         "Incremental %"       =     "Gross Up %"                    +    1
                 ---------------
                 "New Spacetec %"
---------------------------------------------------------------------------------------------------------------------
                     1.3775%           =     .04347856621 + 1                =    1.04347856621
                 ----------
                 31.6822775%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
STEP #5:         "Old Base Shares      X     Gross Up %"                     =    "New Gross Outstanding Shares"
                 Outstanding"
---------------------------------------------------------------------------------------------------------------------
                 20,710,947            X     1.04347856621                   =    21,611,429

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
STEP #6:         "New Gross            -     "Old Base Shares                =    "Contingent Shares due Labtec"
                 Outstanding Shares"         Outstanding"
---------------------------------------------------------------------------------------------------------------------
                 21,611,429            -     20,710,947                      =    900,482
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
PROOF:           "Contingent Shares due Labtec" + "Old Labtec                =    "New Labtec %"
                 --------------------------------------------
                 Shares"
                 -------
                 "New Gross Shares Outstanding"
---------------------------------------------------------------------------------------------------------------------
                 900,482 + 13,863,954   =    14,764,436                      =    68.317722%
                 --------------------        ----------
                      21,611,429             21,611,429
---------------------------------------------------------------------------------------------------------------------


FINAL SHARE    New Gross Shares  a Labtec     68.317722%
ALLOCATION:    Outstanding       a Spacetec   31.682278%
----------

                         A X 68.317722%    =   14,764,436   (LABTEC)
          21,611,429     A X 31.682278%    =    6,846,993   (SPACETEC)
                                              -----------

                                                     21,611,429
                                                     ==========

EXHIBIT B
---------


                             CERTIFICATE OF MERGER

                                      OF

                         SIMC ACQUISITION CORPORATION

                                     INTO

                                  LABTEC INC.

              (UNDER SECTION 251 OF THE GENERAL CORPORATION LAW)



It is hereby certified that:

          (1) The name and state of incorporation of each of the constituent corporations participating in the merger herein certified are as follows:

               (i) SIMC Acquisition Corporation, which is incorporated under the laws of the State of Delaware ("SIMC"); and
                                ----

               (ii) Labtec Inc., which is incorporated under the laws of the State of Delaware ("Labtec").
                    ------

          (2) An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

          (3) The name of the surviving corporation in the merger herein certified is Labtec, Inc., which will continue its existence as said surviving corporation upon the effective time of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

          (4) The Certificate of Incorporation of Labtec, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended pursuant to the provisions of the General Corporation Law of the State of Delaware, except that, at the effective time of the merger, said surviving corporation's name shall be changed to "Labtec Corporation".

          (5) The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                    Labtec Inc.
                    1499 SE Tech Center Drive
                    Suite 350
                    Vancouver, WA  98683

          (6) A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.


Dated:
                                     SIMC ACQUISITION CORPORATION


                                     By:______________________________
Name:
                                        Title:


Dated:
                                     LABTEC INC.


                                     By:______________________________
Name:
                                        Title: